                                                                    Exhibit 10.1

                                                                  EXECUTION COPY









                                U.S. $100,000,000

                                CREDIT AGREEMENT

                          dated as of November 22, 1999

                                      among


                                  DIVEO, INC.,
                                  as Borrower,


                            the LENDERS party hereto,



                                       and


                            LUCENT TECHNOLOGIES INC.,
                             as Administrative Agent

                                TABLE OF CONTENTS

                                                                                                               Page
ARTICLE I             DEFINITIONS AND ACCOUNTING TERMS                                                            1
         SECTION 1.01.  Certain Defined Terms                                                                     1
         SECTION 1.02.  Computation of Time Periods                                                              26
         SECTION 1.03.  Accounting Terms                                                                         26
ARTICLE II            AMOUNTS AND TERMS OF THE ADVANCES                                                          27
         SECTION 2.01.  The Advances                                                                             27
         SECTION 2.02.  Making the Advances                                                                      27
         SECTION 2.03.  Fees                                                                                     30
         SECTION 2.04.  Termination or Reduction of the Commitments                                              31
         SECTION 2.05.  Repayment of Advances                                                                    31
         SECTION 2.06.  Interest                                                                                 32
         SECTION 2.07.  Interest Rate Determination                                                              32
         SECTION 2.08.  Prepayments                                                                              32
         SECTION 2.09.  Increased Costs, Etc.                                                                    35
         SECTION 2.10.  Payments and Computations                                                                38
         SECTION 2.11.  Taxes                                                                                    39
         SECTION 2.12.  Sharing of Payments, Etc.                                                                41
         SECTION 2.13.  Use of Proceeds                                                                          42
         SECTION 2.14.  First Eurodollar Method and Second Eurodollar Method                                     42
         SECTION 2.15.  Redistribution of Payments                                                               43
ARTICLE III           CONDITIONS TO EFFECTIVENESS AND LENDING                                                    43
         SECTION 3.01.  Conditions Precedent to Effectiveness of Section 2.01                                    43
         SECTION 3.02.  Conditions Precedent to Each Borrowing                                                   48
ARTICLE IV            REPRESENTATIONS AND WARRANTIES                                                             49
         SECTION 4.01.  Representations and Warranties of the Borrower                                           49
ARTICLE V             COVENANTS OF THE BORROWER                                                                  57
         SECTION 5.01.  Affirmative Covenants                                                                    58
         SECTION 5.02.  Negative Covenants                                                                       62
         SECTION 5.03.  Reporting Requirements                                                                   72
         SECTION 5.04.  Operational and Financial Covenants                                                      77
ARTICLE VI            EVENTS OF DEFAULT                                                                          81
         SECTION 6.01.  Events of Default                                                                        81
ARTICLE VII           THE ADMINISTRATIVE AGENT                                                                   86
         SECTION 7.01.  Authorization and Action                                                                 86
         SECTION 7.02.  Agent's Reliance, Etc.                                                                   86
         SECTION 7.03.  Agent and Affiliates                                                                     87
         SECTION 7.04.  Lender Credit Decision                                                                   87
         SECTION 7.05.  Indemnification                                                                          87
         SECTION 7.06.  Successor Agent                                                                          88
ARTICLE VIII          MISCELLANEOUS                                                                              88

         SECTION 8.01.  Amendments, Etc.                                                                         88
         SECTION 8.02.  Notices, Etc.                                                                            90
         SECTION 8.03.  No Waiver; Remedies                                                                      90
         SECTION 8.04.  Costs and Expenses; Indemnification                                                      90
         SECTION 8.05.  Right of Set-off                                                                         92
         SECTION 8.06.  Binding Effect                                                                           92
         SECTION 8.07.  Assignments and Participations                                                           93
         SECTION 8.08.  Confidentiality                                                                          95
         SECTION 8.09.  Governing Law                                                                            96
         SECTION 8.10.  Execution in Counterparts                                                                96
         SECTION 8.11.  Jurisdiction, Judgment Currency, Etc.                                                    96
         SECTION 8.12.  Waiver of Jury Trial                                                                     97
         SECTION 8.13.  Intercreditor Arrangements                                                               97
         SECTION 8.14. Intercreditor Agreement; Amendments to Ericsson Credit Agreement.                         97


                                       iii

                                                                                Page
Schedules

Schedule 3.01(a)(i)  Disclosed Litigation
Schedule 4.01(b)     Subsidiaries
Schedule 4.01(f)     Authorizations, Approvals, Notices and Filings
Schedule 4.01(o)     Liens
Schedule 4.01(t)     Leases of Real Property
Schedule 4.01(v)     Existing Debt
Schedule 4.01(w)     Investments
Schedule 4.01(x)     Material Contracts
Schedule 4.01(y)     Licenses
Schedule 4.01(z)     Insurance Policies
Schedule 4.01(dd)    Plans, Multiemployer Plans and Welfare Plans
Schedule 4.01(ii)    Material Licenses
Schedule 5.02(u)     Stock Purchase Agreements

Exhibits

Exhibit A     Form of Note
Exhibit B     Form of Notice of Borrowing
Exhibit C     Form of Assignment and Acceptance
Exhibit D-1   Form of Operating Subsidiary Guaranty
Exhibit D-2   Form of Intermediate Holding Company Subsidiary Guaranty
Exhibit E     Terms of Intercompany Mirror Subordinated Debt
Exhibit F     Form of Intercompany Mirror Subordinated Debt Subordination Agreement
Exhibit G     Form of Subordination Agreement
Exhibit H     Form of Blocked Account Letter Agreement

                                CREDIT AGREEMENT


     CREDIT AGREEMENT dated as of November 22, 1999 among DIVEO, INC., a Delaware corporation (the "Borrower"), the Initial Lender, the Lenders (as hereinafter defined) party hereto and LUCENT TECHNOLOGIES INC., as administrative agent (the "Administrative Agent") for the Lenders (as hereinafter defined).

                                    RECITALS

     The Borrower has been formed in order to plan, construct, operate and maintain digital wireless local loop voice and data networks (each, a "Network") in Mexico, Central America and South America (the "Territory") (the planning, construction, operation and maintenance of the Networks being the "Project").

     The Borrower has entered into the Lucent Supply Agreement dated as of November 22, 1999 with Lucent Technologies Inc. (together with any of its Subsidiaries providing services pursuant to the Lucent Supply Agreement, "Vendor") (the "Supply Agreement") pursuant to which Subsidiaries of the Borrower will purchase from the Vendor or Subsidiaries of the Vendor, and the Vendor or Subsidiaries of Vendor will sell to Subsidiaries of the Borrower, certain telecommunications equipment, software, engineering and other services in connection with the Project.

     Pursuant to this Agreement, the Borrower has requested that Lucent Technologies Inc., as initial lender hereunder (the "Initial Lender"), extend credit to it from time to time in order to finance certain costs of the Project, including, among other things, purchases under the Supply Agreement. The Initial Lender has agreed to extend credit to the Borrower from time to time under the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Administrative Agent" has the meaning specified in the preamble to this Agreement.

          "Administrative Agent's Account" means the account of the Administrative Agent maintained by the Administrative Agent at The Chase Manhattan Bank, New York, New York, ABA no. 021000021, account no. 9101449099, phone no. (212) 552-2222 (or such other account in New York, New York as the Administrative Agent shall from time to time specify by notice).

          "Advance" means a Tranche A Advance or a Tranche B Advance.

          "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

          "Agent" means the Administrative Agent or the Collateral Agent.

          "Agreement Currency" has the meaning set forth in Section 8.11(c)(ii).

          "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit C.

          "Back-to-Back Loans" means, with respect to any Advance, any of the following:

               (a) any loan made by the Borrower to an Intermediate Holding Company Subsidiary other than Comutacao Digital Ltda.;

               (b) any loan made by the Borrower to a financial institution;

               (c) any Investment made by the Borrower in a financial institution;

          provided that, in the case of (a), (b) or (c), such loan or
          Investment:

                    (i) was made from the proceeds of such Advance on
               substantially the economic terms of such Advance,

                    (ii) shall have been pledged by the Borrower to the
               Collateral Agent, and

                    (iii) the proceeds of which shall have been used by the
               recipient thereof to make a loan described in subsection (d) below; or

               (d) a loan made by the recipient of a Back-to-Back Loan described in subsection (a), (b) or (c) above with the proceeds of such Back-to-Back Loan or by the Borrower from the proceeds of Advances, in either case to an Operating Subsidiary:

                    (i) on substantially the economic terms of such related
               Back-to-Back Loan or Advance, as applicable,

                    (ii) that shall have been pledged by the lender (if the
               Borrower or an Intermediate Holding Company Subsidiary) to the Collateral Agent, and

                    (iii) the proceeds of which shall have been used by such an
               Operating Subsidiary for purposes specified in Section 2.13(a).

          "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

               (a) the average of the rates of interest announced publicly by the Reference Banks in New York, New York, from time to time, as such banks' base rates, and

               (b) 1/2 of 1% per annum above the Federal Funds Rate.

          "Blocked Account" means an account of an Operating Subsidiary that is established for the purpose of transmitting proceeds of Advances that are to be applied to pay invoices under the Supply Agreement and is subject to a Blocked Account Letter Agreement or a written agreement with the financial institution with whom such proceeds are deposited acknowledging substantially similar limitations on the uses of such proceeds.

          "Blocked Account Letter Agreement" means an account agreement substantially in the form of Exhibit H attached hereto.

          "Borrower" has the meaning specified in the preamble to this Agreement.

          "Borrower Security Agreement" means, collectively, any security agreements of the Borrower in favor of the Collateral Agent and the Lenders entered into pursuant to Section 3.01(i)(viii), as amended, modified or supplemented from time to time.

          "Borrowing" means a borrowing consisting of Advances of the same tranche made on the same day by the Lenders.

          "Business Day" means a day of the year on which banks are not required or authorized by law to close, with respect to any date of Borrowing, in New York City, U.S.A., and otherwise in New York City, U.S.A.; Sao Paulo, Brazil; Buenos Aires, Argentina; Santa Fe de Bogota, Colombia; Panama City, Panama; and Lima, Peru and days on which dealings are carried on in the London interbank market.

          "Capital Assets" means, with respect to any Person and at any date, all equipment, fixed assets and real property or improvements of such Person, or replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP for such Person, reflected as additions to property, plant or equipment on the balance sheet of such Person at such date or that have a useful life of more than one year.

          "Capital Expenditures" means, for any period, all expenditures that have been or should be, in accordance with GAAP, reflected as capital expenditures to such period, less any indefeasible rights of use of fiber subject to Capitalized Leases.

          "Capitalized Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

          "Cash Equivalents" means:

               (a) as to the Borrower, any Intermediate Holding Company Subsidiary of the Borrower and any Operating Subsidiary of the Borrower subject to the jurisdiction of the United States or any state or district thereof, any of the following, to the extent owned by the Borrower or such Intermediate Holding Company Subsidiary free and clear of all Liens:

                    (i) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States having a maturity of not greater than 720 days from the date of acquisition thereof;

                    (ii) insured certificates of deposit of or time deposits
               with any commercial bank having a maturity of not greater than 720 days from the date of acquisition thereof that:

                         (A) is a Lender or a member of the Federal Reserve
                    System,

                         (B) issues (or the parent of which issues) commercial
                    paper rated as described in clause (iii),

                         (C) is organized under the laws of the United States or
                    any State thereof, and

                         (D) has combined capital and surplus of at least
                    $500,000,000;

                    (iii) commercial paper in any amount at any time having a
               maturity of not greater than 720 days from the date of acquisition thereof, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's Corporation; or

                    (iv) mutual funds issued by an entity organized in the
               United States whose investments are comprised of items described in clauses (i) to (iii) above and having a cash to assets ratio of 10% or more; and

               (b) as to any Operating Subsidiary subject to the jurisdiction of a government other than that of the United States of any state or district thereof, any of the following, to the extent owned by the relevant Subsidiary free and clear of all Liens and having a maturity of not greater than 360 days from the date of acquisition thereof:

                    (i) certificates of deposit or any other fixed-rate
               instrument issued by (A) major banks organized under the laws of such jurisdiction or (B) branches of international banks located in such jurisdiction, in each case having at the date of any investment combined capital and surplus and retained earnings of not less than U.S.$500,000,000 ("Permitted Banks");

                    (ii) money-market funds managed by a Permitted Bank;

                    (iii) foreign-currency-indexed financial instruments, such as Government bonds, issued by such jurisdiction, certificates of deposit or any other fixed-rate instrument issued by an investment fund, managed by a Permitted Bank; or

                    (iv) direct obligations of such jurisdiction, the central
               bank of the country of such jurisdiction or any agency or instrumentality the obligations of which have the full faith and credit of the government of such jurisdiction.

          "Change of Control" means the occurrence of any of the following:

               (a) any Competitor shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Parent (or other securities convertible into such Voting Stock) representing 5% or more of the combined voting power of all Voting Stock of the Parent;

               (b) during any period of up to 24 consecutive months, commencing on or after June 25, 1999, designees who at the beginning of such 24-month period were directors of the Borrower shall cease for any reason to constitute a majority of the board of directors of the Borrower;

               (c) any Competitor or two or more Competitors acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Parent or control over Voting Stock of the Parent (or other securities convertible into such Voting Stock) representing 5% or more of the combined voting power of all Voting Stock of the Parent;

               (d) the Parent shall cease to own 100% of the Equity Interests in the Borrower; or

               (e) any Person or two or more Persons acting in concert shall have acquired, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Parent (or other securities convertible into such Voting Stock) representing 50% or more of the combined voting power of all Voting Stock of the Parent.

          "Collateral" means all "Collateral" referred to in the Security Agreements and all other property that is subject to any Lien in favor of the Collateral Agent or the Lenders.

          "Collateral Agent" means Citibank, N.A. and its successors as collateral agent under the Intercreditor Agreement.

          "Collateral Agent Letter" means the letter agreement between the Collateral Agent and the Borrower referred to in Section 3.01(f).

          "Commitment" means a Tranche A Commitment or a Tranche B Commitment.

          "Competitor" means any Person that (a) has total annual revenues in excess of $1,000,000,000 and derives 10% or more of its gross revenues or profits or (b) has a division or Subsidiary has total annual revenues in excess of $100,000,000 and derives 10% or more of its gross revenues or profits, from the manufacture of telecommunications or data communications equipment or from another activity from which the Vendor or an Affiliate of the Vendor derives more than 10% of its gross revenues or profits, or an Affiliate of any such Person.

          "Compliance Certificate" has the meaning specified in Section 5.03(b).

          "Confidential Information" means information that the Borrower furnishes to the Administrative Agent or any Lender in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public other than as a result of a violation of Section 8.08 or that is or becomes available to the Administrative Agent or such Lender from a source other than the Borrower.

          "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

          "Contributed Capital" means at any date, the aggregate amount of cash equity capital contributed to the Borrower by its shareholders prior to such date less any reductions in equity capital resulting from distributions made by the Borrower in excess of the Borrower's retained earnings.

          "Core Territories" means Argentina, Brazil, Colombia, Panama and Peru.

          "Current Assets" of any Person at any date means (a) all assets of such Person that would, in accordance with GAAP, at such date, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP and (b) value added tax credits accrued within one year prior to such date.

          "Current Liabilities" of any Person means at any date:

               (a) all Debt of such Person that by its terms is payable on demand or matures within one year after such date (excluding any Debt renewable or extendable, at the option of such Person, to a date more than one year from such date or arising under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date), and

               (b) all other liabilities of such Person that in accordance with GAAP would be classified as current liabilities of such Person.

          "Customer Premise Equipment" means any equipment that is (a) owned by an Operating Subsidiary, (b) located at the office or other premises owned by a customer or leased by a customer from a third party independent from the Borrower and its Affiliates, (c) sold, leased or transferred by such Operating Subsidiary to such customer, or to a third party lessor (independent from the Borrower and its Affiliates) of such equipment to such customer, in each case on which customer's premises such equipment is located and (d) of any of the following types: routers, firewalls, integrated access devices, radio systems, tdm multiplexors, atm multiplexors, PBX, server computers, LAN hubs, DSL multiplexors or protocol converters.

          "Debt" of any Person means, without duplication:

               (a) all indebtedness of such Person for borrowed money,

               (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person's business),

               (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments,

               (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property),

               (e) all Obligations of such Person as lessee under Capitalized Leases,

               (f) all Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities,

               (g) all Obligations of such Person in respect of Hedge
          Agreements,

               (h) all Debt of others referred to in clauses (a) through (g) above or clause (i) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (A) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss or (C) the primary purpose of which is to assure a creditor of such Person against loss, and

               (i) all Debt referred to in clauses (a) through (g) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including without limitation accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

          "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          "Disclosed Litigation" has the meaning specified in Section 3.01(a).

          "EBITDA" means for any period:

               (a) Net Income for such period (excluding, to the extent otherwise included in Net Income, Consolidated interest income), plus

               (b) the following, in each case without duplication and to the extent deducted from Revenue in accordance with GAAP in determining Net Income for such period:

                    (i) consolidated interest expense of the Borrower and its
               Subsidiaries for such period,

                    (ii) taxes based upon Net Income,

                    (iii) depreciation and amortization, and

                    (iv) other non-cash charges.

          "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender;
     (c) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000; (d) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000; (e) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, so long as such bank is acting through a branch or agency located in the United States; (f) the central bank of any country that is a member of the OECD; and (g) a finance company, insurance company or other financial institution, or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets (in the case of a fund, together with any other funds managed by the same fund manager) in excess of $1,000,000,000; provided that no Loan Party or Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

          "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including without limitation
     (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

          "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including without limitation those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

          "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

          "Equity Interests" means, with respect to any Person, shares of capital stock or contribution of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

          "Ericsson Credit Agreement" means the Amended and Restated Credit Agreement dated as of the date hereof among the Borrower, the Lenders party thereto and Ericsson Credit AB as Administrative Agent.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

          "ERISA Event" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9),
     (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or
     (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

          "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurodollar Rate" means, for any Interest Period for each Advance comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing

               (a) LIBOR for such Interest Period by

               (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

     The Eurodollar Rate for any Interest Period for each Advance comprising part of the same Borrowing shall be determined by the Administrative Agent, subject, however, to the provisions of Section 2.07.

          "Eurodollar Rate Reserve Percentage" for any Interest Period for all Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

          "Events of Default" has the meaning specified in Section 6.01.

          "Excess Cash Flow" means for any period the positive amount, if any, of:

               (a) EBITDA for such period, minus

               (b) the sum of the following, to the extent paid in cash by the Borrower and its Subsidiaries during such period:

                    (i) scheduled debt service,

                    (ii) taxes,

                    (iii) permitted Capital Expenditures (except for any capital expenditures that have been financed with Debt incurred during such period),

                    (iv) payments for spectrum rights other than payments in
               advance of the date due, and

                    (v) extraordinary cash charges,

               (c) plus any decrease or minus any increase, as the case may be, in Working Capital Investments between the first and last day of such period.

          "Existing Debt" means Debt of the Borrower and its Subsidiaries outstanding as of June 25, 1999.

          "Extraordinary Receipt" means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including, without limitation, tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof) and indemnity payments.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal-funds transactions with members of the Federal Reserve System arranged by Federal-funds brokers, as published for such day (or, if such day is not a Business Day, for the next-preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal-funds brokers of recognized standing selected by it.

          "Federal Reserve System" means the system established by the Federal Reserve Act of 1913 to regulate the U.S. monetary and banking system.

          "First Eurodollar Method" means the terms and provisions of this Agreement applicable to Advances when the First Eurodollar Method is to be applied pursuant to Section 2.14.

          "GAAP" has the meaning specified in Section 1.03.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Gross PP&E" means at any date, Consolidated gross plant, property and equipment of the Borrower and its Subsidiaries less any indefeasible rights of use of fiber subject to Capitalized Leases, in each case as of such date and as determined in accordance with GAAP.

          "Guarantor" means any Subsidiary of the Borrower that executes a Guaranty.

          "Guaranty" means a guaranty issued in favor of the Administrative Agent and the Lenders (i) in the case of any Operating Subsidiary, in substantially in the form of Exhibit D-1 or (ii) in the case of any Intermediate Holding Company, in substantially the form of Exhibit D-2.

          "Hazardous Materials" means:

               (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas, and

               (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

          "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

          "Indemnified Costs" has the meaning specified in Section 7.05.

          "Initial Lender" has the meaning specified in the preamble to this Agreement.

          "Insignificant Subsidiary" means any Subsidiary of the Borrower having assets with a value not exceeding $500,000 or in which no more than $500,000 has been invested.

          "Intercompany Mirror Subordinated Debt" means unsecured Debt owing by the Borrower to the Parent that:

               (a) is loaned to the Borrower by the Parent and designated by the Borrower as representing proceeds from the incurrence of Debt (the "Parent Mirror Debt") issued by the Parent;

               (b) has an interest rate not exceeding the lesser of (i) the interest rate applicable to the related Parent Mirror Debt and (ii) a rate of 20% per annum;

               (c) does not provide for any payment of principal prior to the final scheduled maturity date for the last repayment of Advances of either Tranche; and

               (d) has defaults, covenants and other provisions that comply with Exhibit E and subordination terms substantially in the form of Exhibit F.

          "Intercreditor Agreement" means the amended and restated Intercreditor Agreement entered into pursuant to Section 3.01(e) among the Collateral Agent, the Administrative Agent, the Initial Lender, Ericsson Credit AB as administrative agent and as initial lender pursuant to the Ericsson Credit Agreement and the other administrative agents and lenders from time to time party thereto, as amended, amended and restated, supplemented or otherwise modified from time to time.

          "Interest Period" means:

               (a) when the First Eurodollar Method is applicable, for each Advance comprising part of the same Borrowing, the period commencing on the date of the initial Advance and ending six months thereafter and, thereafter, each subsequent six-month period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period; and

               (b) when the Second Eurodollar Method is applicable, for each Advance comprising part of the same Borrowing, the period commencing on the date of such Advance and ending six months thereafter and, thereafter, each subsequent six-month period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period;

          provided, in each case, that:

               (a) in the event the last day of the Interest Period immediately preceding the Tranche A Termination Date would occur on a day other than the Tranche A Termination Date, the last day of such Interest Period shall be shortened to occur on the Tranche A Termination Date;

               (b) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next-succeeding Business Day; provided that, if such extension would cause the last day of such Interest Period to occur in the next-following calendar month, the last day of such Interest Period shall occur on the next-preceding Business Day; and

               (c) whenever the last day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the sixth calendar month thereafter, such Interest Period shall end on the last Business Day of such sixth calendar month.

          "Intermediate Holding Company Security Agreement" means a security agreement of an Intermediate Holding Company Subsidiary in favor of the Collateral Agent and the Lenders entered into pursuant to Section 5.01(k)(ii), as amended, modified or supplemented from time to time.

          "Intermediate Holding Company Subsidiary" means any Subsidiary of the Borrower that:

               (a) has no assets other than (i) capital stock of an Operating Subsidiary or Intermediate Holding Company Subsidiary, and (ii) Investments permitted under Section 5.02(k)(iii)(B) and (iii) intercompany loans made to such Subsidiaries that are permitted under
          Section 5.02(k)(vii);

               (b) has no Debt or other liabilities other than intercompany loans permitted under Section 5.02(a)(v); and

               (c) is primarily engaged in the business of holding the capital stock of or Investments in an Operating Subsidiary or Intermediate Holding Company Subsidiary.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any capital stock, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including without limitation any arrangement pursuant to which the investor incurs Debt of the types referred to in clauses (a) and (i) of the definition of "Debt" in respect of such Person.

          "Judgment Currency" has the meaning set forth in Section 8.11(c)(ii).

          "Lender Party" means any Lender or the Administrative Agent.

          "Lenders" means the Initial Lender and each Person that shall become a Lender hereunder pursuant to Section 8.07.

          "Lenders' Pro Rata Portion" means, at any time and with respect to any amount, the Lenders' pro rata portion of such amount, calculated in proportion with the outstanding principal amounts owing at such time by the Borrower under the Permitted Loan Agreements (as defined in the Intercreditor Agreement).

          "Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Lending Office" opposite its name on the signature page hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

          "LIBOR" means, with respect to any Interest Period, an interest rate per annum equal to the rate per annum obtained by the arithmetic mean (rounded upwards to the nearest 1/16th of 1%) of the offered rates for deposits in United States Dollars in approximately the same amount as such Advance and having a tenor equal to the duration of such Interest Period, commencing on the first day of such Interest Period, as such rates appear on the "Reuters Screen LIBO Page" at approximately 11:00 A.M. (London time) on the second Business Day preceding the first day of such Interest Period, if at least two such offered rates appear on the Reuters Screen LIBO Page. If fewer than two offered rates appear on the Reuters Screen LIBO Page on such interest determination date, the Administrative Agent will request the principal London offices of each of the Reference Banks to provide the Administrative Agent with its offered quotations for deposits in United States Dollars in approximately the same amount as such Advance and having a tenor equal to the duration of such Interest Period, commencing on the first day of such Interest Period, to prime banks in the London interbank market at approximately 11:00 A.M. (London time) on such interest determination date. If at least two such quotations are provided, LIBOR shall be the arithmetic mean (rounded upwards to the nearest 1/16th of 1%) of such quotations. If one such quotation is provided, LIBOR shall be the rate mentioned in such quotation. If no such quotations are provided, LIBOR shall be indeterminable.

          "Licenses" means, at any time, any license or spectrum right listed at such time on Schedule 4.01(y) hereof, as amended pursuant to Section 5.03(u), and all other licenses and spectrum rights (other than licenses relating to general business activities and the ownership and use of property applicable to persons generally and not specifically required to engage in business of the type proposed to be conducted by the Borrower and its Subsidiaries) held by the Borrower and its Subsidiaries providing for the right to operate the Networks in the Territory.

          "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including without limitation the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

          "Loan Documents" means this Agreement, the Notes issued hereunder, the Security Agreements, the Intercreditor Agreement, any Guaranty, the Collateral Agent Letter and the Blocked Account Letter Agreements.

          "Loan Parties" means the Borrower and any Guarantor.

          "Margin Stock" has the meaning specified in Regulation U.

          "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, or performance of the Borrower and its Subsidiaries, taken as a whole.

          "Material Adverse Effect" means a material adverse effect on

               (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries taken as a whole,

               (b) the ability of the Borrower to perform its payment Obligations under the Loan Documents, or

               (c) the validity or enforceability of any Lien in favor of the Agents or the Lenders or the validity or enforceability of any Loan Document.

          "Material Assets" means, with respect to any Person, an asset or assets having either individually or in the aggregate a fair market value of $2,000,000 or more.

          "Material Contract" means, with respect to the Borrower and each of its Subsidiaries, each contract to which the Borrower or such Subsidiary, as the case may be, is a party involving aggregate consideration payable to or by the Borrower or such Subsidiary, as the case may be, of $5,000,000 or more in any calendar year.

          "Material License" means, at any time, any License listed at such on
     Schedule 4.01(ii) hereof, as amended pursuant to Section 5.03(u), and all other Licenses held by the Borrower and its Subsidiaries with respect to the ownership and operation of digital wireless local loop data networks constituting a portion of a Network in each of the Core Territories as well as any other part of the Territory that are necessary for the Borrower to fulfill the financial and operational projections set forth in the Borrower's business plan dated October 29, 1999, including all Licenses with respect to rights to use spectrum in the 15 GHz, 18 GHz, 23 GHz and 38 GHz bands.

          "Moody's" means Moody's Investors Service, Inc.

          "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "Multiple Employer Plan" means a single employer plan, as defined in
     Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

          "Net Cash Proceeds" means, with respect to any sale, lease, transfer or other disposition of any asset or the sale or issuance of any Debt or capital stock or other ownership or profit interest, any securities convertible into or exchangeable for capital stock or other ownership or profit interest or any warrants, rights, options or other securities to acquire capital stock or other ownership or profit interest by any Person, or any Extraordinary Receipt received by or paid to or for the account of any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication):

               (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions and

               (b) the amount of taxes payable in connection with or as a result of such transaction,

     in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party and are properly attributable to such transaction or to the asset that is the subject thereof.

          "Net Income" means for any period the Consolidated net income or net loss, as the case may be, of Borrower and its Subsidiaries, excluding extraordinary gains and losses, in each case for such period and as determined in accordance with GAAP.

          "Network" has the meaning specified in the recitals to this Agreement.

          "Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A, evidencing the aggregate Debt of the Borrower to such Lender resulting from the Advances made by such Lender.

          "Notice of Borrowing" has the meaning specified in Section 2.02.

          "Obligation" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(g). Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

          "Operating Subsidiary" means any Subsidiary of the Borrower engaged in the business of operating one or more Networks.

          "Operating Subsidiary Security Agreement" means a security agreement of an Operating Subsidiary in favor of the Collateral Agent and the Lenders entered into pursuant to Section 5.01(k)(ii), as amended, modified or supplemented from time to time.

          "Other Secured Creditors" means Secured Creditors other than the Lenders.

          "Parent" means Diginet Americas, Inc.

          "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

          "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced:

               (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b) hereof;

               (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days;

               (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and

               (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes.

          "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

          "Plan" means a Single Employer Plan or a Multiple Employer Plan.

          "Project" has the meaning specified in the recitals of this Agreement.

          "Reference Banks" means Citibank plc, Barclays Bank and The Chase Manhattan Bank.

          "Register" has the meaning specified in Section 8.07(c).

          "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Regulatory Permits" means all permits needed to construct, install, commission, service, maintain and operate the Networks in each Core Territory.

          "Required Lenders" means at any time Lenders holding at least a majority in interest of the sum of the then-outstanding aggregate unpaid principal amount of the Advances owing to Lenders and then-outstanding undrawn Commitments (including any Commitments not then available to be drawn).

          "Restricted Payment" means any distribution of the Borrower or any of its Subsidiaries (in cash, property or obligations) on, or other payments on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement, prepayment or other acquisition of

               (a) any portion of any membership or other equity interest in the Borrower or of any warrants, options or other rights to acquire any such membership or equity interest (or to make any payments to any Person where the amount thereof is calculated with reference to fair market or equity value of the Borrower or any of its Subsidiaries), or

               (b) any Intercompany Mirror Subordinated Debt or Subordinated
          Debt.

          "Revenue" means, for any period, Consolidated revenue of the Borrower and its Subsidiaries for such period as determined in accordance with GAAP.

          "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

          "Second Eurodollar Method" means the terms and provisions of this Agreement applicable to Advances when the Second Eurodollar Method is to be applied pursuant to Section 2.14.

          "Secured Creditors" means creditors of the Borrower or its Subsidiaries holding Debt of the Borrower secured by Shared Liens.

          "Security Agreement" means the Borrower Security Agreement, any Intermediate Holding Company Security Agreement, any Operating Subsidiary Security Agreement or other security agreement entered into pursuant to this Agreement in favor of the Collateral Agent and the Lenders, as amended, amended and restated, modified or supplemented from time to time, and any other agreement that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Lenders or in favor of the Lenders.

          "Securities Act" has the meaning set forth in Section 2.08(b)(iv).

          "Shared Liens" means Liens securing Debt permitted pursuant to Section 5.02(a)(vii) and (viii).

          "Single Employer Plan" means a single employer plan, as defined in
     Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

          "Solvent" means, with respect to any Person on a particular date, that on such date:

               (a) the fair value of the property of such Person is greater than the total amount of liabilities, including without limitation contingent liabilities, of such Person,

               (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and

               (c) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital.

          "Subordinated Debt" means any Debt of the Borrower owed to the Parent that is subordinated to the Advances pursuant to a Subordination Agreement.

          "Subordination Agreement" means a subordination agreement substantially in the form of Exhibit G.

          "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of:

               (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency),

               (b) the interest in the capital or profits of such limited liability company, partnership or joint venture, or

               (c) the beneficial interest in such trust or estate,

     is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

          "Supermajority Lenders" means at any time Lenders owed at least a 66 2/3% in interest of the sum of the then-outstanding aggregate unpaid principal amount of the

     Advances owing to Lenders and then-outstanding undrawn Commitments (including any Commitments not then available to be drawn).

          "Supply Agreement" has the meaning specified in the recitals to this Agreement.

          "Territory" has the meaning specified in the recitals to this Agreement.

          "Total Cash Debt Service" means for any period scheduled total cash payments by the Borrower and its Subsidiaries during such period in respect of interest (plus any indemnities payable in respect of withholding taxes or stamp duties in respect of such interest payments) and principal in respect of Debt of the Borrower and its Subsidiaries.

          "Total Debt" means, at any date, the aggregate principal amount of Debt of the Borrower and its Subsidiaries then outstanding.

          "Tranche A Advance" has the meaning specified in Section 2.01(a).

          "Tranche A Commitment" means, with respect to any Lender at any time, the amount set forth opposite such Lender's name on the signature pages hereof or, if such Lender has entered into one or more Assignment and Acceptances, set forth in the Register maintained by the Administrative Agent pursuant to Section 8.07(c) as such Lender's "Tranche A Commitment", as such amount may be reduced from time to time pursuant to Section 2.04.

          "Tranche A Effective Date" has the meaning specified in Section
     3.01(a).

          "Tranche A Facility Fee" has the meaning specified in Section 2.03(c).

          "Tranche A Termination Date" means the earlier of the second anniversary of the Tranche A Effective Date and the date of termination in whole of the Tranche A Commitments pursuant to Section 2.04 or 6.01.

          "Tranche B Advance" has the meaning specified in Section 2.01(b).

          "Tranche B Commitment" means, with respect to any Lender at any time:

               (a) the amount set forth opposite such Lender's name on the signature page hereof or, if such Lender has entered into one or more Assignment and Acceptances, set forth in the Register maintained by the Administrative Agent pursuant to Section 8.07(c) as such Lender's "Tranche B Commitment" plus

               (b) the undrawn amount of such Lender's Tranche A Commitment on the Tranche A Termination Date,

               as such amount may be reduced from time to time pursuant to
               Section 2.04.

          "Tranche B Effective Date" means, with respect to the Tranche B Commitments of the Lenders, the earlier of (a) the second anniversary of the Tranche A Effective Date and (b) the first date, after all Tranche A Commitments shall have been drawn, on which the Borrower shall have complied with the covenants set forth in Section 5.04 applicable on such second anniversary of the Tranche A Effective Date.

          "Tranche B Facility Fee" has the meaning specified in Section 2.03(d).

          "Tranche B Termination Date" means the earliest of (i) the eighteen month anniversary of the Tranche B Effective Date, (ii) the forty-two month anniversary of the Tranche A Effective Date and (iii) the date of termination in whole of the Tranche B Commitments pursuant to Section 2.04 or 6.01.

          "Tributary" has the meaning set forth in Section 5.02(v).

          "Vendor" has the meaning specified in the recitals to this Agreement.

          "Voice Grade Equivalents" means, at any time, the sum of kilobits per second in service for each customer at such time, divided by 64 kilobits per second.

          "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

          "Welfare Plan" means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability.

          "Wholly Owned Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) 100% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries; provided that, if applicable law prohibits the exercise of such percentage of direct or indirect ownership or control, the ownership or control held by such Person and one or more of its other Subsidiaries shall be the maximum percentage permitted under such applicable law.

          "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

          "Working Capital Investments" means, as at any date, the difference (positive or negative) between the amount of current assets (excluding cash and Cash Equivalents) of the Borrower as of such date minus the amount of current liabilities (excluding current liabilities in respect of Debt) of the Borrower as of such date, in each case determined on a consolidated basis in accordance with GAAP.

     SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

     SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with United States generally accepted accounting principles consistent with those consistently applied in the preparation of the financial statements ("GAAP").

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

     SECTION 2.01. The Advances. (a) The Tranche A Advances. Each Lender having a Tranche A Commitment severally agrees, on the terms and conditions hereinafter set forth, to make Advances (each, a "Tranche A Advance") to the Borrower from time to time on any Business Day during the period from the Tranche A Effective Date until the Tranche A Termination Date in an aggregate amount not to exceed at any time outstanding such Lender's Tranche A Commitment. Each Borrowing consisting of Tranche A Advances shall be in an amount not exceeding (i) amounts owing under invoices issued or accepted by the Vendor pursuant to the Supply Agreement during the calendar month immediately preceding the date of the proposed Borrowing and that were not paid with the proceeds of any prior Borrowing and (ii) interest owing on Borrowings to be paid with the proceeds thereof. Each such Borrowing shall consist of Advances made on the same day by the Lenders ratably according to their respective Tranche A Commitments. Amounts borrowed hereunder and repaid or prepaid may not be reborrowed.

     (b) The Tranche B Advances. Each Lender having a Tranche B Commitment severally agrees, on the terms and conditions hereinafter set forth, to make Advances (each, a "Tranche B Advance") to the Borrower from time to time on any Business Day during the period from the Tranche B Effective Date until the Tranche B Termination Date in an aggregate amount not to exceed at any time outstanding such Lender's Tranche B Commitment. Each Borrowing consisting of Tranche B Advances shall be in an amount not exceeding (i) amounts owing under invoices issued or accepted by the Vendor pursuant to the Supply Agreement during the calendar month immediately preceding the date of the proposed Borrowing and that were not paid with the proceeds of any prior Borrowing and
(ii) interest owing on Borrowings to be paid with the proceeds thereof. Each such Borrowing shall consist of Advances made on the same day by the Lenders ratably according to their respective Tranche B Commitments. Amounts borrowed hereunder and repaid or prepaid may not be reborrowed.

     SECTION 2.02. Making the Advances. (a) Each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing by the Borrower to the Administrative Agent; provided that, except with respect to Borrowings the proceeds of which shall be used to pay interest owing on Borrowings as permitted hereunder:

          (i) the Borrower may not give more than one such notice in any calendar month; and

          (ii) for any Borrowing proposed to be made after December 31, 1999, the date of each Borrowing shall be the twentieth day of each calendar month; provided that if such date is not a Business Day, the date of Borrowing shall be the next Business Day.

The Administrative Agent shall give to each Lender prompt notice thereof by telecopier or telex. Each such notice of a Borrowing (a "Notice of Borrowing") shall be in writing, in substantially the form of Exhibit B, specifying therein:

          (A) the requested date of such Borrowing,

          (B) the requested aggregate amount of such Borrowing,

          (C) the Vendor's invoices to be paid with the proceeds of such Borrowing, the respective amounts of such invoices to be paid and the aggregate amount of such invoices to be paid, and

          (D) any payments of interest owing on Borrowings to be paid with the proceeds of such Borrowing as permitted hereunder.

Each Lender having an applicable Commitment to fund an Advance shall, before 11:00 A.M. (New York City time) on the date of such Borrowing, make available for the account of its Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing; provided that if a Commitment is assigned by the Initial Lender after receipt of a Notice of Borrowing but prior to the Borrowing related thereto (any such assigned Commitment, a "Fronting Commitment"), and the Assignment and Acceptance relating thereto specifies such assigned Commitment is a Fronting Commitment, the Initial Lender's ratable portion of such Borrowing shall equal (w) the amount the Initial Lender would have funded in respect of such Borrowing calculated without giving effect to such assignment minus (x) the amount of such Fronting Commitment, and the assignee's ratable portion of such Borrowing shall equal (y) the amount such assignee would have funded in respect of such Borrowing calculated without giving effect to any assignment under which such assignee was assigned a Fronting Commitment plus (z) the amount of such Fronting Commitment. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower. The Borrower irrevocably directs the Administrative Agent to make available to the Borrower the portion of any Borrowing to be used to pay amounts owing to the Vendor, as specified in the related Notice of Borrowing to such account as notified to the Administrative Agent in the related Notice of Borrowing and to pay the portion to of any Borrowing to be used to pay interest owing to the Lenders to the extent permitted hereunder, as specified in the related Notice of Borrowing, to the Lenders entitled thereto; provided that, if such account is not with the Administrative Agent such Borrowing shall be deemed to have been made when the Administrative Agent shall have initiated the transfer of funds comprising such Borrowing to such account.

     (b) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. The Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including (without limitation) any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date. The loss to any Lender attributable to any such failure shall be deemed to be an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of the applicable Eurodollar Rate Advance not borrowed for the duration of the Interest Period that would have resulted from such borrowing if the interest rate payable on such deposit were equal to the Eurodollar Rate for such Interest period, over
(ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an Affiliate of such Lender) for dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate as to the amount of such loss, cost or expense, submitted to the Borrower by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

     (c) Unless the Administrative Agent shall have received notice from a Lender that has an applicable Commitment prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.

     (d) The failure of any Lender obligated to make an Advance to make such Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make any Advance to be made by such other Lender on the date of any Borrowing.

     SECTION 2.03. Fees. (a) Tranche A Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender having a Tranche A Commitment a commitment fee on the average daily unused portion of each Lender's Tranche A Commitment from the Tranche A Effective Date in the case of the Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other such Lender, until the Tranche A Termination Date at the rate of 1.10 % per annum, payable in cash on the last day of each Interest Period or, in the event no Advance is then outstanding, in arrears semi-annually on the last Business Day of each of June and December, commencing on December 31, 1999, and on the Tranche A Termination Date.

     (b) Tranche B Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender having a Tranche B Commitment a commitment fee on the average daily unused portion of such Lender's Tranche B Commitment, from the Tranche B Effective Date, in the case of each Person that is such a Lender on such date, and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other such Lender, until the Tranche B Termination Date at the rate of 1.10% per annum, payable in cash on the last day of each Interest Period or, in the event no Advance is then outstanding, in arrears semi-annually on the last Business Day of each of June and December, commencing on June 30, 2001, and on the Tranche B Termination Date.

     (c) Tranche A Facility Fee. The Borrower shall pay to the Administrative Agent for distribution to the Initial Lender, in cash, on the Tranche A Effective Date, a one-time facility fee (the "Tranche A Facility Fee") of 1.10% of the Initial Lender's Tranche A Commitment.

     (d) Tranche B Facility Fee. The Borrower shall pay to the Administrative Agent for distribution to each Lender that has a Tranche B Commitment, in cash, on the Tranche B Effective Date, a one-time facility fee (the "Tranche B Facility Fee") of 1.10% of such Tranche B Lender's Tranche B Commitment, other than any portion thereof reflecting the transfer of any undrawn portion of such Lender's Tranche A Commitment on the Tranche A Termination Date.

     (e) Administrative Agent's Fees. The Borrower shall pay to the Administrative Agent for its own account the fee separately agreed with the Administrative Agent.

     SECTION 2.04. Termination or Reduction of the Commitments. (a) The Borrower shall have the right, upon at least 10 Business Days' notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders; provided that each partial reduction shall be in the aggregate amount of $3,000,000 or an integral multiple of $1,000,000 in excess thereof.

     (b) On any date on which a mandatory prepayment of Advances would be required to be prepaid pursuant to Section 2.08(b), the Commitments shall be automatically reduced by an amount equal to the excess, if any, of the aggregate principal amount of the Advances that would be required to be prepaid on such date if the Commitments were fully drawn (whether or not in fact available for draw on such date) over the aggregate principal unpaid amount of the Advances then outstanding.

     SECTION 2.05. Repayment of Advances. (a) Repayment of Tranche A Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders that have made Tranche A Advances the aggregate outstanding principal amount of the Tranche A Advances in six installments payable on the last day of every sixth calendar month after the second anniversary of the Tranche A Effective Date each in an amount equal to the product obtained by multiplying (i) the unpaid principal amount of such Tranche A Advances outstanding on the Tranche A Termination Date by (ii) 16-2/3%; provided that the last such installment shall be in an amount necessary to repay in full the aggregate then-unpaid principal amount of the Tranche A Advances. Each repayment shall be applied to the unpaid principal amount of Tranche A Advances ratably across all Borrowings. At the time of such repayment, the Borrower also will pay accrued and unpaid interest owing on the principal amount of the Tranche A Advances then being repaid.

     (b) Repayment of Tranche B Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders that have made Tranche B Advances the aggregate outstanding principal amount of the Tranche B Advances in seven installments payable on the last day of every sixth calendar month after the eighteen month anniversary of the Tranche B Effective Date each in an amount equal to the product obtained by multiplying (a) the unpaid principal amount of such Tranche B Advances outstanding on the Tranche B Termination Date by (b) 14.29%; provided that the last such installment shall be in an amount necessary to repay in full the unpaid principal amount of the Tranche B Advances. Each repayment shall be applied to the unpaid principal amount of Tranche B Advances ratably across all Borrowings. At the time of such repayment, the Borrower also will pay accrued and unpaid interest owing on the principal amount of the Tranche B Advances then being repaid.

     SECTION 2.06. Interest. (a) Scheduled Interest. Except as otherwise provided in Section 2.09, the Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at a rate per annum equal at all times during each Interest Period for such Advance to the sum of
(x) the Eurodollar Rate for such Interest Period for such Advance plus (y) 5.75%, payable in arrears on the last day of such Interest Period and on the date such Advance shall be paid in full.

     (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a), the Borrower shall pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a) above or Section 2.09(c) or (d) and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a) above or Section 2.09(c) or (d) and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Advances pursuant to clause (a) above.

     SECTION 2.07. Interest Rate Determination. The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.06(a) or
Section 2.09(c) or (d) prior to the commencement of each Interest Period; provided that any failure by the Administrative Agent to give such notice shall not affect such applicable interest rate or the Borrower's obligations hereunder, or give rise to any liability on behalf of the Administrative Agent.

     SECTION 2.08. Prepayments. (a) Optional Prepayments. The Borrower may, upon at least 10 Business Days' notice to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Advances; provided that (i) each partial prepayment shall be in an aggregate principal amount of $3,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(c).

     (b) Mandatory Prepayments. (i) Sales of Assets. The Borrower shall, on each date on which the Borrower or any Subsidiary thereof receives any Net Cash Proceeds from the sale, lease, transfer or other disposition (other than commercial sales in the ordinary course of business), of any Material Assets of the Borrower or any Subsidiary thereof, prepay an aggregate principal amount of the Advances equal to the Lenders' Pro Rata Portion of such Net Cash Proceeds (or, if less, the aggregate principal amount of all Advances); provided that the Borrower shall not be required to make any prepayment pursuant to this subsection from any such Net Cash Proceeds it intends to apply to the purchase of any Capital Assets so long as:

          (A) the Borrower shall have notified the Administrative Agent of such intent by the date on which such prepayment otherwise would be required;

          (B) the Borrower shall have purchased such Capital Assets within 180 days after the date the Borrower or a Subsidiary thereof received such Net Cash Proceeds; and

          (C) the Borrower shall have provided the Administrative Agent with evidence satisfactory to the Administrative Agent that such Capital Assets were purchased within such 180-day period.

If the Borrower shall not have made a prepayment pursuant to this subsection because of the proviso hereto and shall not have fulfilled the conditions set forth in such proviso within the period specified therein, it shall make the prepayment required by this subsection at the end of such period and the proviso hereto shall no longer be applicable to such prepayment.

     (ii) Insurance Recoveries. The Borrower shall, on each date on which it or any Subsidiary thereof receives any Net Cash Proceeds from any property and casualty insurance recovery, prepay an aggregate principal amount of the Advances equal to the Lenders' Pro Rata Portion of such Net Cash Proceeds (or, if less, the aggregate principal amount of all Advances); provided that the Borrower shall not be required to make any prepayment pursuant to this subsection from any such Net Cash Proceeds it intends to apply to the repair or replacement of the damaged property so long as:

          (A) the Borrower shall have notified the Administrative Agent of such intent by the date on which such prepayment otherwise would be required;

          (B) such Net Cash Proceeds shall have been so applied within 60 days after the date the Borrower or a Subsidiary thereof received such Net Cash Proceeds; and

          (C) the Borrower or any Subsidiary thereof shall have provided the Administrative Agent with evidence satisfactory to the Administrative Agent that such Net Cash Proceeds were so applied within such 60-day period.

If the Borrower shall not have made a prepayment pursuant to this subsection because of the proviso hereto and shall not have fulfilled the conditions set forth in such proviso within the period specified therein, it shall make the prepayment required by this subsection at the end of such period and the proviso hereto shall no longer be applicable to such prepayment.

     (iii) Condemnation Recoveries. The Borrower shall, on each date on which it or any Subsidiary thereof receives any Net Cash Proceeds from any condemnation proceeds or similar awards received by the Borrower or any Subsidiary thereof in connection with any governmental taking of assets of the Borrower or any Subsidiary thereof, prepay an aggregate principal amount of the Advances equal to the Lenders' Pro Rata Portion of such Net Cash Proceeds (or, if less, the aggregate principal amount of all Advances); provided that the Borrower shall not be required to make any prepayment pursuant to this subsection from any such Net Cash Proceeds it intends to apply to the replacement of the condemned or taken property so long as:

          (A) the Borrower shall have notified the Administrative Agent of such intent by the date on which such prepayment otherwise would be required;

          (B) such Net Cash Proceeds shall have been so applied within 60 days after the date the Borrower or a Subsidiary thereof received such Net Cash Proceeds; and

          (C) the Borrower or any Subsidiary thereof shall have provided the Administrative Agent with evidence satisfactory to the Administrative Agent that such Net Cash Proceeds were so applied within such 60-day period.

If the Borrower shall not have made a prepayment pursuant to this subsection because of the proviso hereto and shall not have fulfilled the conditions set forth in such proviso within the period specified therein, it shall make the prepayment required by this subsection at the end of such period and the proviso hereto shall no longer be applicable to such prepayment.

     (iv) Offering of Debt Securities. The Borrower shall, on each date on which it or any Subsidiary receives any Net Cash Proceeds from the issuance of any securities evidencing Debt of the Borrower or a Subsidiary thereof issued (A) to qualified institutional buyers pursuant to Regulation S under the United States Securities Act of 1933 (as amended from time to time, the "Securities Act"), (B) under Section 4(2) of the Securities Act or (C) in accordance with the registration and delivery requirements of Section 5 of the Securities Act, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings equal to 50% of the Lenders' Pro Rata Portion of such Net Cash Proceeds (or, if less, the aggregate principal amount of all Advances).

     (v) Excess Cash Flow. The Borrower shall, within five Business Days of each date upon which the Borrower is required to furnish to the Lenders its annual financial statements pursuant to Section 5.03(d), deposit into an escrow account (the terms of which shall be reasonably satisfactory to the Administrative Agent) an amount equal to 50% of the Borrower's Excess Cash Flow for the Borrower's fiscal year reflected in such report (for such fiscal year, the "Excess Cash Flow Amount"). Upon the last day of the Interest Period during which such deposit was made, the Borrower shall prepay an aggregate principal amount of the Advances equal to the Lenders' Pro Rata Portion of such Excess Cash Flow Amount (or, if the outstanding principal amount of the Advances is less than the Lenders' Pro Rata Portion of such Excess Cash Flow Amount on such day, the aggregate principal amount of all Advances). Any amounts remaining in such escrow amount after such prepayment shall be released to the Borrower immediately following such prepayment.

     (vi) Notice. The Borrower shall give the Administrative Agent at least five Business Days' prior written notice of (A) each prepayment required by this
Section 2.08(b) and (B) the application of any Net Cash Proceeds pursuant to any notice delivered in accordance with Section 2.08(b)(ii) or (iii). Such Notice shall state the aggregate amount of such prepayment or application, as the case may be, and the date upon which such prepayment or application shall or has been made.

     (c) Mechanics of Prepayments. All prepayments under this Section 2.08 shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid and together with any amounts owing to the Lenders pursuant to Section 8.04(c) in respect of such prepayment. Any prepayment of Advances pursuant to this Section 2.08 shall be applied to the installments thereof in inverse order of maturity, ratably across all Advances being so prepaid. All prepayments under this Section 2.08 shall be made ratably with prepayments to lenders under the other Permitted Loan Agreements (as defined in the Intercreditor Agreement), in proportion with the outstanding principal amounts owing by the Borrower under the Permitted Loan Agreements .

     SECTION 2.09. Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or of making, funding or maintaining Advances

(excluding for purposes of this Section 2.09 any such increased costs resulting from (A) Taxes or Other Taxes (as to which Section 2.11 shall govern) or (B) changes in the basis of taxation of overall net income or overall gross income by the jurisdiction or state under the laws of which such Lender is organized or has its Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided that a Lender claiming additional amounts under this
Section 2.09(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender be otherwise disadvantageous to such Lender. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.09(a), it will promptly notify the Borrower (with a copy of such notice to the Administrative Agent) of the event by reason of which it has become so entitled and provide a detailed calculation of the amount to be paid; provided that no Lender shall be required to disclose in connection with such calculation any information that it deems to be proprietary or confidential, including, without limitation, any allocation of internal costs. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

     (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder then, upon demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder; provided that, before making any such demand, such Lender will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Lending Office if the making of such a designation would allow such Lender or its Lending Office to continue to perform its obligations to make Advances or to continue to fund or maintain Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.09(b), it will promptly notify the Borrower (with a copy of such notice to the Administrative Agent) of the event by reason of which it has become so entitled and provide a detailed calculation of the amount to be paid; provided that no Lender shall be required to disclose in connection with such calculation any information that it deems to be proprietary or confidential, including, without limitation, any allocation of internal costs. A certificate as to such amounts submitted to the Borrower by such Lender shall be conclusive and binding for all purposes, absent manifest error.

     (c) If, with respect to any Advances, a majority in interest of the Lenders participating in such Advances notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower, whereupon (i) each such Advance will automatically, on the last day of the then existing Interest Period therefor, cease to bear interest pursuant to Section 2.06(a) and from such date bear interest at a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) 6.25%, payable in arrears semi-annually on the last day of December and June until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist and (ii) the Borrower shall pay interest on the unpaid principal amount of each Advance made after the giving of such notice by the Required Lenders from the date of such Advance until the earlier of (A) the payment in full of such Advance and (B) the date upon which the Administrative Agent has notified the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist, at a rate per annum equal to the actual cost incurred by the Lenders in making such Advance plus 6.25%, payable in arrears semi-annually on the last day of December and June. A certificate as to the rate referred to in clause (ii) above submitted to the Borrower by such Lenders shall be conclusive and binding for all purposes, absent manifest error.

     (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Lending Office to perform its obligations hereunder to make Advances or to continue to fund or maintain Advances hereunder, then, on notice thereof and demand therefor by the Required Lenders to the Borrower through the Administrative Agent, (i) each Advance will automatically, on such demand, cease to bear interest pursuant to
Section 2.06(a) and from such demand bear interest at a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) 6.25%, payable in arrears semi-annually on the last day of each December and June until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist, and (ii) the Borrower shall pay interest on the unpaid principal amount of each Advance made after the giving of such notice by the Required Lenders from the date of such Advance until the earlier of (A) the payment in full of such Advance and (B) the date upon which the Administrative Agent has notified the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist, at a rate per annum equal to the actual cost incurred by the Lenders in making such Advance plus 6.25%, payable in arrears semi-annually on the last day of December and June; provided that, before making any such demand, such Lender will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Lending Office if the making of such a designation would allow such Lender or its Lending

Office to continue to perform its obligations to make Advances or to continue to fund or maintain Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to the rate referred to in clause (ii) above submitted to the Borrower by such Lenders shall be conclusive and binding for all purposes, absent manifest error.

     SECTION 2.10. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes issued hereunder not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same-day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or fees ratably (other than amounts payable pursuant to Section 2.09, 2.11 or 8.04(c)) to the Lenders entitled thereto for the account of their respective Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(d), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes issued hereunder in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves and the Borrower shall have no further obligation to such assignee with respect to such adjustments.

     (b) Promptly on request by any Lender, the Borrower will deliver to such Lender a Note payable to the order of such Lender.

     (c) All computations of interest based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of other interest and of fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

     (d) Whenever any payment hereunder or under the Notes issued hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided that, if such extension would cause payment of interest on or principal of Advances to be made in the next following calendar month, such payment shall be made on the next-preceding Business Day.

     (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

     (f) The obligation of the Borrower to make any payment under this Agreement or any other Loan Document, including without limitation payments of principal, interest, fees, costs and expenses due in accordance with the terms of the Loan Documents, shall be unconditional and absolute, irrespective among other things of the following:

          (i) any set-off, counterclaim, recoupment, deduction, abatement, suspension, diminution, reduction, defense or other right that the Borrower may have against the Vendor at any time for any reason whatsoever arising under or pursuant to the Supply Agreement or otherwise relating to the purchase of goods, equipment, other property or services from or by the Vendor;

          (ii) any defect in the condition, design, operation or fitness for use of, or any damage to or loss or destruction of, any equipment or material provided by the Vendor;

          (iii) any actual or alleged default by the Vendor or any other Person under the Supply Agreement; or

          (iv) any other fact or circumstance relating to the Supply Agreement.

     SECTION 2.11. Taxes. (a) Any and all payments by the Borrower hereunder or under the Notes issued hereunder shall be made, in accordance with Section 2.10, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Lender's Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.11) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) In addition, the Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement, the Notes or the other Loan Documents (hereinafter referred to as "Other Taxes").

     (c) The Borrower shall indemnify each Lender and the Administrative Agent for and hold it harmless against the full amount of Taxes or Other Taxes (including without limitation taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.11) imposed on or paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

     (d) Within 60 days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code or (in the case of a Lender that has certified in writing to the Administrative Agent that it is not a "bank" as defined in Section 881(c)(3)(A) of the Internal Revenue Code) form W-8 (and, if such Lender delivers a form W-8, a certificate representing that such Lender is not a "bank" for purposes of
Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code)), as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes or, in the case of a Lender providing a form W-8, certifying that such Lender is a foreign corporation, partnership, estate or trust. If the forms provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided that, if at the date of the Assignment and Acceptance pursuant to which a Lender becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date. If any form or document referred to in this subsection (d) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001, 4224 or W-8 (or the related certificate described above), that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

     (e) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in Section 2.11(d) (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under subsection (d) above), such Lender shall not be entitled to indemnification under Section 2.11(a) or (c) with respect to Taxes imposed by the United States by reason of such failure; provided that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

     SECTION 2.12. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances owing to it (other than pursuant to Section 2.09, 2.11 or 8.04(c)) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (a) the amount of such Lender's required repayment to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any

Lender so purchasing a participation from another Lender pursuant to this
Section 2.12 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. With respect to any reduction or termination of Commitments pursuant to Section 2.04, the reduction or termination of the Commitments shall be made ratably among the Commitments of all Lenders outstanding at the time of such reduction or termination. With respect to any repayment or prepayment made by the Borrower hereunder other than scheduled amortization pursuant to Section 2.05, such repayment or prepayment shall be distributed ratably among all Lenders in proportion with the principal amount of the Advances held by each such Lender outstanding at the time of such repayment or prepayment. With respect to any repayment of scheduled amortization made by the Borrower hereunder pursuant to Section 2.05, such repayments shall be distributed ratably among all Lenders of the relevant tranche in proportion with the principal amount of the Advances of such tranche held by each such Lender of outstanding at the time of such repayment or prepayment.

     SECTION 2.13. Use of Proceeds. The proceeds of the Advances shall be available to the Borrower and its Subsidiaries, directly or indirectly, solely
(a) to make Back-to-Back Loans that shall be used by Operating Subsidiaries to purchase telecommunications equipment, software, engineering and other services pursuant to or in accordance with the Supply Agreement and subject to the limitations set forth therein for the purpose of planning, constructing, operating and maintaining Networks in the Core Territories, (b) to pay interest payable to the Lenders on each interest payment date occurring on or prior to the first anniversary of the Tranche A Effective Date and (c) to pay fees payable pursuant to Section 2.03 and expenses payable pursuant to Section 8.04(a)(i)(A) and (B), in each case with respect to the Lenders. The proceeds of all Advances to be used as described in clause (a) of the preceding sentence shall be paid directly to the financial institution providing Back-to-Back Loans and the proceeds of such Back-to-Back Loans made to Operating Subsidiaries in Argentina, Brazil and Peru shall at all times be held in Blocked Accounts until disbursed to pay invoices under the Supply Agreement.

     SECTION 2.14. First Eurodollar Method and Second Eurodollar Method. The First Eurodollar Method shall be applicable at all times until such time as the Second Eurodollar Method becomes applicable. If there is a Lender in addition to or other than the Initial Lender (other than an Affiliate of the Initial Lender) and the Administrative Agent at the direction of any Lender shall have notified the Borrower that the Second Eurodollar Method shall be applicable, the Second Eurodollar Method shall become applicable immediately as of the date of such notice for all new Advances made as of and following the date of such notice. After becoming applicable, the Second Eurodollar Method shall remain applicable at all times thereafter.

     SECTION 2.15. Redistribution of Payments. In the event that a repayment under Section 2.05 or a prepayment under Section 2.08 is required to be redistributed by the Lenders to the lenders (the "Other Lenders") under another Permitted Loan Agreement (as defined in the

Intercreditor Agreement) pursuant to Section 4.2 or 4.3 of the Intercreditor Agreement, (i) the Borrower authorizes the Lenders to act as its agent in connection with such redistribution and make such redistribution to the Other Lenders on its behalf and acknowledges that any amount so redistributed shall be deemed not to have been paid by the Borrower to the Lenders in their capacity as Lenders hereunder and (ii) the Lenders agree to act as agent for the Borrower in connection with such redistribution and agree to make such redistribution to the Other Lenders on its behalf. In the event that a repayment or prepayment made by the Borrower pursuant to another Permitted Loan Agreement to the Other Lenders party thereto is required to be redistributed by such Other Lenders pursuant to
Section 4.2 or 4.3 of the Intercreditor Agreement, the Lenders acknowledge that any amount so redistributed (I) shall have been paid by the Other Lenders acting as agent for the Borrower in connection with such redistribution, (II) shall be deemed to have been paid by the Borrower to the Lenders in respect of the Advances pursuant to Section 2.05 or 2.08, as the case may be, and (III) shall be allocated among the Lenders in accordance with Section 2.12.

                                   ARTICLE III

                     CONDITIONS TO EFFECTIVENESS AND LENDING


     SECTION 3.01. Conditions Precedent to Effectiveness of Section 2.01(a).
Section 2.01(a) of this Agreement shall become effective on and as of the first date (the "Tranche A Effective Date") on which the following conditions precedent have been satisfied:

          (a) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of their Subsidiaries pending or, to the best of the Borrower's knowledge, threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect other than the matters described on Schedule 3.01(a)(i) hereto (the "Disclosed Litigation") or (ii) purports to adversely affect the legality, validity or enforceability of any material provision of this Agreement, any Note or any other Loan Document or the consummation of any of the transactions contemplated hereby.

          (b) All material governmental and third party consents and approvals necessary in connection with the transactions contemplated hereby which are required to be obtained by the Borrower in connection with its activities being conducted on such date and all Regulatory Permits shall have been obtained and shall remain in effect; all applicable waiting periods shall have expired without any action being taken by any competent authority.

          (c) The Borrower shall have a minimum amount of $145,000,000 in fully paid-up equity capital, which shall include expenditures of the Parent prior to the date hereof in connection with the development of the business of the Borrower and its Subsidiaries.

          (d) The Supply Agreement shall have been duly executed and delivered and be in full force and effect and there shall be no material default thereunder, and the Administrative Agent shall have received a certified copy thereof.

          (e) The Intercreditor Agreement shall have been duly executed and delivered and be in full force and effect and there shall be no material default thereunder, and the Administrative Agent shall have received a certified copy thereof.

          (f) The Collateral Agent Letter shall have been duly executed and delivered and be in full force and effect, and the Administrative Agent shall have received a certified copy thereof.

          (g) All stock and capital contributions of the Borrower's Subsidiaries shall be owned by the Borrower or one or more of the Borrower's Subsidiaries, in each case free and clear of any Liens (except for the Liens created pursuant to the Security Agreements), except as set forth in
     Section 4.01(b).

          (h) The Collateral Agent and/or the Lenders shall have a valid and perfected first-priority Lien and security interest in the capital stock and capital contributions of all the Operating Subsidiaries and, to the extent permitted by applicable law and subject to Permitted Liens, in the Collateral referred to in the Security Agreements, all searches necessary or desirable in connection with such Liens and security interests having been duly made.

          (i) The Administrative Agent shall have received on or before the Tranche A Effective Date the following, each dated such day, in form and substance satisfactory to the Administrative Agent and (except for the Notes) in sufficient copies for each Lender:

               (i) Notes payable to the order of the Initial Lender.

               (ii) A business plan, in form and substance satisfactory to the Lenders.

               (iii) A copy of the annual audit report for the Borrower for the most recent fiscal year of the Borrower and its Subsidiaries, containing Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal year and Consolidated and consolidating statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal year.

               (iv) Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of each fiscal quarter since the most recent fiscal year of the Borrower and Consolidated and consolidating statements of income and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the most recent fiscal year of the Borrower and ending with the end of its most recent fiscal quarter.

               (v) Evidence that the Borrower and its Subsidiaries have obtained Licenses sufficient to permit the operation of the Networks up until the seventh anniversary of the date hereof, in form and substance satisfactory to the Lenders.

               (vi) Certificates of the Borrower and each of its Subsidiaries executing a Guaranty or Security Agreement on or prior to the Tranche A Effective Date, in each case attaching the charter of such Person and each amendment thereto on file in such office and certifying that
          (A) such charter is a true and complete copy thereof, (B) such amendments are the only amendments to such charter, (C) such Person has paid all franchise taxes to the date of such certificate and (D) such Person is duly organized and, if applicable, in good standing under the laws of its jurisdiction of incorporation.

               (vii) Certificates of each of the Borrower and its Subsidiaries executing a Guaranty or Security Agreement on or prior to the Tranche A Effective Date, signed on behalf of each such Person by the President, a Vice President, the Secretary or any Assistant Secretary of each such Person (the statements made in such certificate shall be true and correct on and as of the Tranche A Effective Date), certifying as to:

                    (A) the absence of any amendments to the charter of each
               such Person since the date of the certificate referred to in 3.01(i)(vi);

                    (B) a true and correct copy of the by-laws of such Person as in effect on the Tranche A Effective Date;

                    (C) the due incorporation and good standing of such Person as a corporation or a limited liability company, as the case may be, under the laws of the jurisdiction of its organization and the absence of any proceeding for the dissolution or liquidation of such Person;

                    (D) that attached thereto is a true and complete copy of
               resolutions duly adopted by the board of directors or the general assembly of partners, as the case may be, of such Person authorizing the execution, delivery and performance of each Loan Document to which such Person is a party;

                    (E) in the case of each such Person, that such resolutions have not been revoked, annulled or modified in any manner and are in full force and effect; and

                    (F) in the case of each such Person, the incumbency and
               specimen signature of each officer of such Person executing each of the Loan Documents to which such Person is a party, on behalf of such Person, and a certification of another officer of each such Person as to the signature of the officers signing certificates referred to in this subclause (vii).

               (viii) Security Agreements, in form and substance reasonably satisfactory to the Administrative Agent, duly executed by the Borrower, each Intermediate Holding Company Subsidiary and each Operating Subsidiary party thereto, together with:

                    (A) certificates representing any Pledged Shares referred to therein;

                    (B) executed copies of any proper financing statements and other filings and registrations filed in order to perfect and protect the Liens created by the Security Agreements, covering the Collateral described therein, and any acknowledgments which may be customarily delivered by the appropriate authorities of the jurisdictions in which such Liens have been perfected and protected, in each case in form and substance satisfactory to the Lenders;

                    (C) copies of any Assigned Agreements referred to in the
               Security Agreements; and

                    (D) evidence that all other action necessary as of such date in order to perfect and protect the Liens created by the Security Agreements has been taken.

               (ix) Guaranties duly executed by each Operating Subsidiary and Intermediate Holding Company Subsidiary.

               (x) A favorable opinion of Stroeter & Ohno Advogados Associados, Brazilian counsel for the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent.

               (xi) A favorable opinion of Cibils, Blaquier & Boneo Villagas, Argentine counsel for the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent.

               (xii) A favorable opinion of Posse Herrera & Ruiz, Colombian counsel for the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent.

               (xiii) A favorable opinion of Arias, Fabrega & Fabrega, Panamanian counsel for the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent.

               (xiv) A favorable opinion of Miranda & Amado, Peruvian counsel for the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent

               (xv) A favorable opinion of Milbank, Tweed, Hadley & McCloy, New York counsel for the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent.

               (xvi) A favorable opinion of Pinheiro Guimaraes - Advogados, Brazilian counsel for the Secured Creditors, in form and substance reasonably satisfactory to the Administrative Agent.

               (xvii) A favorable opinion of Marval, O'Farrell & Mairal, Argentine counsel for the Secured Creditors, in form and substance reasonably satisfactory to the Administrative Agent.

               (xviii) A favorable opinion of Arenas, Lopez, Montealgre y Plazas, Colombian counsel for the Secured Creditors, in form and substance reasonably satisfactory to the Administrative Agent.

               (xix) A favorable opinion of Aleman, Cordero, Galindo & Lee, Panamanian counsel for the Secured Creditors, in form and substance reasonably satisfactory to the Administrative Agent.

               (xx) A favorable opinion of Estudio Luis Echecopar Garcia, Peruvian counsel for the Secured Creditors, in form and substance reasonably satisfactory to the Administrative Agent.

               (xxi) A favorable opinion of Wilson, Sonsini, Goodrich and Rosati, U.S. counsel for the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent.

               (xxii) Copies of process-agent letters for each of the Loan Parties organized in a jurisdiction outside the United States.

          (j) The Borrower shall have paid all accrued fees and expenses of the Agents and the Lenders (including the accrued fees and expenses of counsel and local counsel to the Agents and the Lenders).

          (k) The Ericsson Credit Agreement shall have become effective on substantially the same terms and conditions as those contained in this Agreement.

     SECTION 3.02. Conditions Precedent to Each Borrowing. The obligation of each Lender having a Commitment to make an Advance on the occasion of each Borrowing shall be subject to the conditions precedent that on the date of such Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true):

          (a) the representations and warranties contained in Section 4.01 shall be correct in all material respects on and as of the date of such Borrowing (or, to the extent stated to relate to an earlier date, as of such earlier date), before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date,

          (b) no addition or amendment to the authorizations, approvals or other actions by, and notices or filings with, any governmental authority or third party set forth on the Schedule 4.01(f) delivered on the Tranche A Effective Date shall materially adversely affect (i) the due execution, delivery, recordation, filing or performance by any Loan Party of this Agreement, the Notes or any other Loan Document to which it is or is to be a party or for the consummation of the transactions contemplated hereby and thereby, (ii) the grant of the Liens granted by any Loan Party pursuant to this Agreement, the Security Agreements and the Notes (including to the extent permitted by applicable law and subject to Permitted Liens and Shared Liens the first-priority nature thereof) other than Permitted Liens and Shared Liens and (iii) the exercise by the Administrative Agent, the Collateral Agent or any Lender of its rights under this Agreement, the Notes or any other

     Loan Document or of the remedies in respect of the Collateral granted pursuant to the Security Agreements, in each case as reasonably determined by the Lenders,

          (c) no event shall have occurred and be continuing, or would result from such Borrowing or from the application of the proceeds therefrom, that constitutes a Default, and

          (d) at any time that the Initial Lender shall have any Commitment hereunder, the Supply Agreement has not been terminated by Vendor for cause in accordance with Section 14.2 of the Supply Agreement or by Borrower without cause, in each case in accordance with the terms thereof, provided that the provisions of clauses (a), (b) and (c) of this Section 3.02 shall not be applicable with respect to any Borrowing to the extent the proceeds thereof will be used to pay interest in accordance with Section 2.13


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows as of the Tranche A Effective Date, and represents and warrants as follows on the date of each Borrowing hereunder:

          (a) The Borrower (i) has been duly formed and is validly existing and in good standing as a corporation under the laws of Delaware with full corporate power and authority (including without limitation all material governmental licenses, permits and other approvals) necessary to conduct its business as described herein, (ii) is duly qualified and is authorized to do business and is in good standing in each other jurisdiction in which the conduct of its business requires it to be so qualified or authorized and (iii) has all requisite corporate power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted.

          (b) Set forth on Schedule 4.01(b) hereto as amended from time to time pursuant to Section 5.03(u) is a complete and accurate list of all Operating Subsidiaries, Intermediate Holding Company Subsidiaries and Insignificant Subsidiaries showing (as to each such Subsidiary) whether it is an Operating Subsidiary, an Intermediate Holding Company Subsidiary or an Insignificant Subsidiary, the jurisdiction of its incorporation, the number of shares of each class of capital stock or participations authorized, and the number outstanding, and the percentage of the outstanding shares or participations of each such class owned (directly or indirectly) by the Borrower and the number of shares or participations covered by all outstanding options, warrants, rights of conversion or purchase and similar rights. All of the outstanding capital stock or participations of all of the Subsidiaries set forth on Schedule 4.01(b) hereto, as amended from time to time pursuant to Section 5.03(u), has been fully issued, is fully paid and non-assessable and is owned by the Borrower or one or more of its Subsidiaries, except as set forth on
     Schedule 4.01(b) hereto, free and clear of all Liens, except those created by the Security Agreements. Each Subsidiary set forth on Schedule 4.01(b) hereto, as amended from time to time pursuant to Section 5.03(u), (i) is a corporation or a limited liability company duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and, if applicable, in good standing as a foreign corporation in each other jurisdiction in which the conduct of its business requires it to so qualify and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. Other than as set forth in Schedule 4.01(b) hereto, no Person other than the Borrower has any rights to acquire any capital stock or participations of any Operating Company Subsidiary or Intermediate Holding Company Subsidiary of the Borrower during the period when any Advances shall be outstanding.

          (c) Each Loan Party has full corporate power and authority to enter into, deliver and perform its obligations under this Agreement, the Notes and each other Loan Document to which it is or is to be a party and to consummate the transactions contemplated hereby and thereby, and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Agreement, the Notes and each other Loan Document.

          (d) The execution, delivery and performance by each Loan Party of this Agreement, the Notes and each other Loan Document to which it is or is to be a party and the consummation of the transactions contemplated hereby and thereby are within its corporate powers and shall not and will not (i) contravene (A) its organizational documents or (B) any law, rule, regulation or order or any contractual restriction binding on or affecting it or (ii) conflict with or result in a breach of, constitute a default under or result in the creation or imposition of any Lien (except for the Liens created pursuant to the Loan Documents) upon any of its property or assets or under any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument to which it is a party or by which it is bound or to which the property or assets of it is subject, except where such contravention, conflict, breach, default or failure to comply would not have a Material Adverse Effect.

          (e) No Loan Party is in violation of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which is reasonably likely to have a Material Adverse Effect.

          (f) Except as otherwise described on Schedule 4.01 (f) as amended from time to time pursuant to Section 5.03 (u) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of this Agreement, the Notes or any other Loan Document to which it is or is to be a party or for the consummation of the transactions contemplated hereby and thereby, (ii) the grant of the Liens granted by any Loan Party pursuant to this Agreement, the Security Agreements, the Blocked Account Letter Agreements and the Notes (including to the extent permitted by applicable law and subject to Permitted Liens and Shared Liens the first-priority nature thereof) other than Permitted Liens and Shared Liens and (iii) the exercise by the Administrative Agent, the Collateral Agent or any Lender of its rights under this Agreement, the Notes or any other Loan Document or of the remedies in respect of the collateral granted pursuant to the Security Agreements.

          (g) This Agreement, the Notes and each other Loan Document to which it is a party have been duly executed and delivered by the Borrower and, when executed and delivered hereunder, will constitute legal, valid and binding obligations of the Borrower and each of its Subsidiaries that is a party thereto, enforceable against the Borrower and such Subsidiaries in accordance with their respective terms except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, liquidation, fraudulent conveyance, reorganization, concordato, moratorium or similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

          (h) The balance sheet of the Borrower as at September 30, 1999 and the related statement of income and cash flows of the Borrower for the three month period then ended, copies of which have been furnished to each Lender, fairly present in all material respects (subject to year-end audit adjustments) the financial condition of the Borrower as at such date and the results of operations of the Borrower for the period ended on such date, all in accordance with generally accepted accounting principles applied on a consistent basis. The Consolidated forecasted balance sheets, income statements and cash flow statements of the Borrower and its Subsidiaries delivered to the Lenders in connection with the Project were prepared in good faith on the basis of the assumptions stated therein, which assumptions the Borrower believes were fair in the light of conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower's best estimate of its future financial performance, it being understood that nothing set forth in such Consolidated forecasted balance sheets, income statements and cash flow statements shall be construed as a representation, warranty, covenant, undertaking, guaranty or assurance by the Borrower or any of its Subsidiaries as to the future financial or business performance of the Borrower and its

     Subsidiaries and that the forward-looking statements contained in such Consolidated forecasted balance sheets, income statements and cash flow statements involve known and unknown risks, contingencies, uncertainties and other factors that may cause the actual results, events or developments pertaining to the Borrower and its Subsidiaries to be materially and adversely different from any future results, events or developments contemplated, expressed or implied by such Consolidated forecasted balance sheets, income statements and cash flow statements. Since September 30, 1999, there has been no Material Adverse Change.

          (i) No information, exhibit or report furnished in writing by (or on behalf of) the Borrower to the Administrative Agent, the Collateral Agent or any Lender in connection with the negotiation of the Loan Documents or pursuant to the terms of the Loan Documents contained at the time when furnished any untrue statement of material fact or omitted to state a material fact necessary to make the statements made therein (taken as a whole) not misleading.

          (j) Except as otherwise described on Schedule 3.01(a)(i), there is no pending or, to the best of the Borrower's knowledge, threatened action, suit, investigation, litigation or proceeding, including without limitation any Environmental Action, affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the transactions contemplated hereby or thereby, and there has been no material adverse change in the status, or financial effect on the Borrower or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 3.01(a)(i) hereto.

          (k) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

          (l) The operations and properties of the Borrower and Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, except where the failure to be in such compliance could not reasonably be expected to have a Material Adverse Effect.

          (m) The Borrower and each of its Subsidiaries has filed, has caused to be filed or has been included in all tax returns (national, departmental, local, municipal and foreign) required to be filed and has paid or caused to be paid all taxes, assessments, fees and other charges shown thereon to be due, together with applicable interest and penalties, other than the payment of any taxes, assessment, fees or other charges (i) the nonpayment of which would not have a Material Adverse Effect or (ii) that are being contested in good faith and by proper proceedings and for which appropriate reserves are being maintained.

          (n) The obligations of the Borrower and each of its Subsidiaries under this Agreement, the Notes and each other Loan Document to which it is or is to be a party constitute direct, unconditional and unsubordinated obligations of the Borrower.

          (o) Set forth on Schedule 4.01(o) hereto, as amended from time to time pursuant to Section 5.03(u), is a complete and accurate list of all of the Liens created by, or otherwise existing on property of the Borrower and each of its Subsidiaries in favor of any other Person showing the parties listed as the secured parties thereunder, subject matter and term thereof, except for Liens created pursuant to the Loan Documents.

          (p) The Borrower and its Subsidiaries have valid and uncontested legal title to and are the beneficial owners of the Collateral and all of their respective other material properties and assets, free and clear of all Liens other than Permitted Liens and the Liens created pursuant to the Loan Documents.

          (q) The Borrower and each of its Subsidiaries is in compliance in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of all governmental authorities (including without limitation certificates, permits, franchises and other governmental authorizations necessary to the ownership of its respective properties or to the conduct of its respective business, Environmental Laws and laws with respect to social security and pension fund obligations), except in each case to the extent where such failure to comply would not have a Material Adverse Effect.

          (r) Neither the Borrower nor any of its Subsidiaries is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any advance under this Agreement nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated hereby, shall violate any provision of such Act or any rule, regulation or order thereunder.

          (s) The Borrower is, individually and together with its Subsidiaries, Solvent.

          (t) Set forth on Schedule 4.01(t) hereto, as amended from time to time pursuant to Section 5.03(u), is a complete and accurate list of all leases of real property (other than leases of cell sites) under which the Borrower or any of its Subsidiaries is the lessee, showing the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof.

          (u) Neither the Borrower nor any of its Subsidiaries has any patents, trademarks, trade names, service marks or copyrights that are material to the conduct of its business.

          (v) Set forth on Schedule 4.01(v) hereto, as amended from time to time pursuant to Section 5.03(u), is a complete and accurate list of (i) all Existing Debt in excess of $250,000 showing the principal amount outstanding thereunder and (ii) the total aggregate amount of all Existing Debt equal to or less than $100,000.

          (w) Set forth on Schedule 4.01(w) hereto, as amended from time to time pursuant to Section 5.03(u), is a complete and accurate list of all Investments in excess of $100,000 held by the Borrower or any of its Subsidiaries, showing the amount, obligor or issuer and maturity, if any, thereof.

          (x) Set forth on Schedule 4.01(x) hereto, as amended from time to time pursuant to Section 5.03(u), is a complete and accurate list of all Material Contracts of the Borrower and its Subsidiaries, showing the parties thereto. Each such Material Contract has been duly authorized, executed and delivered by the Borrower or its Subsidiary, as the case may be, is in full force and effect and is binding upon and enforceable against the Borrower or its Subsidiary, as the case may be, in accordance with its terms except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, liquidation, fraudulent conveyance, reorganization, concordato, moratorium or similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), and there exists no default under any Material Contract by the Borrower or its Subsidiaries, as the case may be, which default could reasonably be expected to have a Material Adverse Effect.

          (y) Set forth on Schedule 4.01(y) hereto, as amended from time to time pursuant to Section 5.03(u), is a complete and accurate list of all licenses and spectrum rights (other than licenses relating to general business activities and the ownership and use of property applicable to persons generally and not specifically required to engage in business of the type proposed to be conducted by the Borrower and its Subsidiaries) providing for the right to operate the Networks in the Territory.

          (z) Set forth on Schedule 4.01(z) hereto, as amended from time to time pursuant to Section 5.03(u), is a complete and accurate list of all insurance policies naming the Lenders and the other Secured Creditors as loss payees thereunder. The amounts of such insurance and the risks covered thereby are the same as those provided for in the insurance policies usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such

     Subsidiary operates and such insurance is sufficient to cover the risks associated with the conduct of the Borrower's or such Subsidiary's business and the Project.

          (aa) The activities of the Borrower's Subsidiaries contemplated by the Project and this Agreement are commercial in nature rather than governmental or public. The Borrower's Subsidiaries are not entitled to any right of immunity on the grounds of sovereignty with respect to such activities in any legal action or proceeding to enforce, or collect upon, or otherwise arising out of or relating to this Agreement, any of the other Loan Documents or Material Contracts.

          (bb) As of the date hereof, there is no tax, levy, impost, deduction, charge or withholding imposed, levied or made by or in any Core Territory or New York or any political subdivision or taxing authority thereof or therein (i) on or by virtue of the execution, delivery, performance, enforcement or admissibility into evidence of this Agreement or any of the other Loan Documents or (ii) on any payment to be made by the Borrower's Subsidiaries pursuant to this Agreement or any of the other Loan Documents, except that (A) all payments made under a Guaranty granted by the Operating Subsidiary that is a resident of Brazil will be subject to withholding income tax at the rate of 15% (or 25% in case of payments made to a Person that is a resident of a country that does not tax income or taxes it at a maximum rate of 20%) or such lower rate as provided in an applicable tax treaty between Brazil and another country, and pursuant to Brazilian tax laws, a Brazilian Loan Party may pay such additional amounts as will result in receipt by the applicable payee of such amounts as would have been received by them had no such withholding been required; (B) (i) any interest payments made by an Argentine Loan Party may be subject to Argentine withholding tax at the current rate of 35%; (ii) a court tax of up to 3% of the amount in controversy imposed with respect to the institution of any judicial proceeding to enforce any claim in the City of Buenos Aires or in any other jurisdiction in Argentina; and (iii) each Chattel Mortgage registered pursuant to the Master Chattel Mortgage Agreement will be subject to registration fee of 0.2% of the amount secured by such Chattel Mortgage (in the case of the Province of Buenos Aires), and to a stamp tax at a rate of 1.0% (subject to the provisions of the Fiscal Code of the Province of Buenos Aires) on the amount secured (in the case of the Province of Buenos Aires); (C) in the case of Colombia, the value of the foreclosure in any auction in Colombia is subject to a 3% tax and the payments made by the Colombian Operating Subsidiary to any Colombian trustee appointed under the Loan Documents may be subject to a tax; (D) in the case of Panama, (i) interest and other financial commissions and charges payable under the Credit Agreement allocated to the value of the credits assigned for the Panama operation would be subject to withholding tax at a 6% rate provided such payments were made from Panama and (ii) documentary taxes of US$1.00 per US$1000.00 of face value would be payable on the Credit Agreement and the Security Agreements at the time of enforcement in a Panama court should this take place; and (E) in the case of Peru, payments of interest, fees, commissions and other expenses made by the Borrower under any Loan Document to Persons (excluding individuals) domiciled outside of Peru are subject to (1) Peruvian income withholding tax, at the current rate of 1%, so long as (x) the interest rate borne by the loans under the Loan Documents does not exceed LIBOR plus 7% or the Prime Rate plus 6%, (y) there is no economic link between the Borrower and the Lenders to whom such interest is paid and (z) the proceeds, if in cash, of the loans under the Loan Documents are received in Peru by the Borrower and (2) Peruvian value added tax (VAT) at a rate of 18%, solely to the extent such amounts are paid to non-banking, non-financial or non-credit institutions. With respect to Peru, (I) any portion of the interest rates applying to the loans under the Loan Documents that exceeds the rates specified in clause (ii)(E)(1)(x) above will be subject to taxation at a 30% income tax withholding rate; (II) if the conditions specified in clause (ii)(E)(1)(y) or (z) are not satisfied, interest on the relevant loans under the Loan Documents will be subject to taxation at a 30% income tax withholding rate (for this purpose, all expenses and commissions, premiums and any other sum payable in addition to interest agreed upon that are paid to a foreign beneficiary will also be considered as interest).

          (cc) (intentionally omitted)

          (dd) Set forth on Schedule 4.01(dd) hereto, as amended from time to time pursuant to Section 5.03(u), is a complete and accurate list of all Plans, Multiemployer Plans and Welfare Plans.

          (ee) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that, when taken together with all other ERISA Events that are reasonably expected to occur with respect to any Plan, could reasonably be expected to have a Material Adverse Effect.

          (ff) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Lender Parties, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

          (gg) Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability exceeding U.S.$50,000 to any Multiemployer Plan.

          (hh) Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer

     Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

          (ii) Set forth on Schedule 4.01(ii) hereto, as amended from time to time pursuant to Section 5.03(u), is a complete and accurate list of all Licenses with respect to the ownership and operation of digital wireless local loop data networks constituting a portion of a Network in each of the Core Territories as well as any other part of the Territory that are necessary for the Borrower to fulfill the financial and operational projections set forth in the Borrower's business plan dated October 29, 1999, including all Licenses with respect to rights to use spectrum in the 15 GHz, 18 GHz, 23 GHz and 38 GHz bands.

                                    ARTICLE V

                            COVENANTS OF THE BORROWER

     SECTION 5.01. Affirmative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower shall:

          (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with Environmental Laws, except when contested in good faith by appropriate proceedings and for which an adequate reserve has been established or where non-compliance could not reasonably be expected to have a Material Adverse Effect.

          (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent,
     (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors, or where non-payment could reasonably be expected to have a Material Adverse Effect.

          (c) Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries and all lessees and other Persons occupying its properties to comply, in all material respects, with all Environmental Laws and Environmental Permits applicable to its operations and properties except where noncompliance could not reasonably be expected to have a Material Adverse Effect; obtain and renew, and cause each of its

     Subsidiaries to obtain and renew, all Environmental Permits necessary for its operations and properties except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          (d) Maintenance of Insurance. Cause each Operating Subsidiary to maintain property and third-party liability insurance providing for the designation of the Collateral Agent as loss payee thereunder with reputable and internationally recognized insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Operating Subsidiary operates, subject to the availability of such insurance on reasonable terms in the commercial insurance market.

          (e) Preservation of Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence and its rights (contractual and statutory) with respect to the Networks; provided that the Borrower and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02 (c); and provided further that neither the Borrower nor any of its Subsidiaries shall be required to preserve any right or franchise if the Board of Directors or the General Assembly of Partners, as the case may be, of the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof could not reasonably be expected to have a Material Adverse Effect.

          (f) Visitation Rights. At any reasonable time and from time to time upon reasonable advance notice, permit the Administrative Agent, the Collateral Agent or any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants (at which discussions representatives of the Borrower may be present if Borrower so desires).

          (g) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with GAAP, in each case to the extent necessary to enable the Borrower to comply with the periodic reporting requirements of this Agreement.

          (h) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear and obsolescence excepted, and not commit or suffer any waste with respect to any of its respective properties except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          (i) Compliance with Terms of Leaseholds. (i) Make all payments and otherwise perform all obligations in respect of all leases of real property to which it is a party, keep such leases in full force and effect and use commercially reasonable efforts to not allow such leases to lapse or to be terminated or any rights to renew such leases to be forfeited or canceled, notify the Administrative Agent and the Collateral Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent and the Collateral Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so except where the failure to do so could not, individually or cumulatively, reasonably be expected to have a Material Adverse Effect and (ii) request, and cause each Operating Subsidiary to request, that any landlord, mortgagee or easement grantor of such Operating Subsidiary give the Collateral Agent and the Administrative Agent, on a best-efforts basis, notice of any default on the part of the applicable Operating Subsidiary under any agreement with such Operating Subsidiary and allow the Collateral Agent and its agents to inspect and remove Collateral after the occurrence and during the continuance of an Event of Default.

          (j) Performance of Material Contracts. Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, perform and observe in all material respects all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect and enforce each such Material Contract in accordance with its terms. For the purposes of this Agreement, a voluntary termination or suspension of a Material Contract by the Borrower in accordance with the terms and conditions thereof shall be deemed to not have a Material Adverse Effect.

          (k) New Operating Subsidiaries and Intermediate Holding Company Subsidiaries. Upon the creation of any Operating Subsidiary or Intermediate Holding Company Subsidiary not in existence on the date hereof or upon an Insignificant Subsidiary's becoming an Operating Subsidiary or an Intermediate Holding Company Subsidiary, the Borrower will at its expense:

               (i) cause such Subsidiary to duly execute and deliver to the Administrative Agent and the Collateral Agent a Guaranty substantially in the form of Exhibit D-2 (for Intermediate Holding Company Subsidiaries) or D-1 (for Operating Subsidiaries);

               (ii) cause such Subsidiary to duly execute and deliver to the Administrative Agent and the Collateral Agent an Operating Subsidiary Security Agreement or Intermediate Holding Company Security Agreement, as applicable

          (with such changes thereto as the Administrative Agent may reasonably request) and such other mortgages, pledges, assignments and other security agreements, in form and substance reasonably satisfactory to the Agents, securing payment of all of the obligations of such Subsidiary under the Guaranty and the obligations of the Loan Parties under this Agreement and constituting Liens on all Collateral described therein; and pledge, or cause to be pledged, to the Collateral Agent on behalf of the Secured Parties, all authorized, issued and outstanding capital stock or capital contributions of such Subsidiary; and execute and/or deliver to the Administration Agent each other document or instrument required to be delivered in connection with the execution and delivery of such Operating Security Agreement or Intermediate Holding Company Security Agreement;

               (iii) deliver to the Administrative Agent a signed copy of favorable opinions, addressed to the Agents and the Lenders, of counsel for the Borrower reasonably acceptable to the Administrative Agent as to such matters relating to such Operating Subsidiary as either Agent may reasonably request;

               (iv) deliver to the Administrative Agent a copy of a process-agent letter for such Subsidiary if it is organized in a jurisdiction outside the United States; and

               (v) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as either Agent may deem desirable in obtaining the full benefits of or in preserving the Liens of each Security Agreement delivered pursuant to this Section 5.01(k) and mortgages and other agreements and instruments entered into by such Operating Subsidiary.

          (l) Obtain and Maintain Licenses and Permits. Obtain, maintain and comply and cause each of its Subsidiaries to obtain, maintain and comply with all licenses, permits, approvals or consents and the Licenses and the Regulatory Permits required to conduct the Borrower's and its Subsidiaries business in the Territory and make all payments when due of all amounts owing in respect of the Licenses and any spectrum clearances except (with respect to Licenses other than Material Licenses) where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          (m) Maintain Governmental Approvals. Obtain and maintain, and cause each of its Subsidiaries to obtain and maintain, in full force and effect all governmental approvals that may be required for the validity or enforceability of this Agreement, the Notes, each other Loan Document, and any other agreement entered into in connection with the transactions contemplated hereby and thereby.

          (n) No Transfer of Licenses. Maintain or cause its Subsidiaries to maintain the Licenses and refrain from transferring any such Licenses to a third party without prior written approval of the Lenders, except (with respect to Licenses other than Material Licenses) where the failure to do so could not reasonably be expected to have a material adverse effect on the ability of the Borrower to perform its payment obligations under the Loan Documents.

          (o) Syndication Matters. At the Borrower's expense, (i) promptly and in any event within 30 days after being requested to do so by the Initial Lender, prepare an information memorandum reasonably satisfactory to the Initial Lender in form and scope customary for information memoranda prepared for loan syndications of similar borrowers, thereafter upon reasonable notice from the Initial Lender provide reasonable updates of the information contained in such information memorandum and at the time of delivery of such update cause such information memorandum not to contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made therein not misleading during such period, (ii) make senior managers of the Borrower and its Subsidiaries reasonably available at meetings with prospective lenders in connection with the syndication of this Agreement, (iii) do such other acts and things as the Lender may reasonably request that are customary in connection with the syndication of credit agreements in order successfully to syndicate this Agreement and (iv) at the Lenders' expense, cooperate, and cause the Borrower to cooperate, with the Lenders in obtaining political risk insurance.

          (p) Consularization, Etc. At the Borrower's expense, take such actions with respect to any Loan Document as may by necessary or appropriate or reasonably requested by any Agent or Lender in any jurisdiction where any Loan Party is located in order to ensure the validity or enforceability of the Loan Documents against the Loan Parties in such jurisdictions, including without limitation the consularization of the Loan Documents where the laws of the relevant Core Territory may so require.

          (q) Additional Collateral. To the extent the cost of creating, perfecting and maintaining a Lien on any such Collateral does not, individually or in the aggregate, exceed the value of any recovery proceeds reasonably expected to be obtained by the Collateral Agent in connection with the enforcement of such Lien against such Collateral, within 30 days after delivering the report required pursuant to Section 5.03(t) with respect to additional Collateral, cause such relevant Operating Subsidiary, at its expense, to assign and pledge to the Collateral Agent for the benefit of the Secured Creditors the property described in such report, except such property encumbered by Liens permitted pursuant to Section 5.02(b)(vi), pursuant to Security Agreements and other instruments satisfactory in form and substance to the Collateral Agent; and will cause such Operating Subsidiary to make such registrations and filings, and do such other or further acts and things as may be necessary to perfect the Lien of the Collateral Agent in respect of such property. The Borrower or such Subsidiary, as the case may be, shall not be required to assign or pledge any such property if such assignment or pledge is not permitted under any applicable laws.

     SECTION 5.02. Negative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not:

          (a) Indebtedness. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt, other than:

               (i) Debt owing hereunder and Existing Debt,

               (ii) Debt created under Hedge Agreements entered into by the Borrower,

               (iii) Debt of any Person that becomes a Subsidiary of the Borrower after the date hereof in accordance with the terms of Section 5.02(k)(i) which Debt is existing at the time such Person becomes a Subsidiary of the Borrower (other than Debt incurred solely in contemplation of such Person becoming a Subsidiary of the Borrower),

               (iv) Subordinated Debt,

               (v) Debt of the Borrower to any of its Subsidiaries, or of a Subsidiary to the Borrower or to a Subsidiary of the Borrower; provided that such Debt shall have been pledged to the Collateral Agent,

               (vi) Debt incurred in connection with the entering into by the Borrower or a Subsidiary thereof of Capitalized Leases in aggregate principal amount (including any such Debt incurred to refinance such Debt, as permitted by clause (xii) below) at any one time outstanding not exceeding (A) $50,000,000, with respect to any indefeasible rights of use of fiber and (B) $10,000,000, with respect to Capitalized Leases other than indefeasible rights of use of fiber,

               (vii) Secured Debt for the purpose of financing working-capital requirements of the Borrower and its Subsidiaries in an aggregate principal amount (including any such Debt incurred to refinance such Debt, as permitted by clause (xii) below) at any time outstanding not exceeding 10% of Contributed Capital at such time; provided that upon the incurrence of such Debt the creditors thereof shall become parties to the Intercreditor Agreement,

               (viii) Secured Debt (including Debt under the Ericsson Credit Agreement) incurred for the purchase price of property or services to be used for the conduct of the Borrower's or any of its Subsidiary's business; provided that, immediately upon incurrence of such Debt, the Borrower shall be in compliance with the terms of Sections 5.04(d),
          (e), (f) and (g) and provided further that upon the incurrence of Secured Debt pursuant to this clause, the creditors thereof shall become parties to the Intercreditor Agreement,

               (ix) Intercompany Mirror Subordinated Debt,

               (x) Debt incurred to finance the purchase price of equipment or other property ancillary to the Borrower's business and secured by Liens permitted under Section 5.02(b)(vi), in an aggregate principal amount (including any such Debt incurred to refinance such Debt, as permitted by clause (xii) below) at any time outstanding not exceeding 1% of Contributed Capital at such time,

               (xi) Debt in the form of Back-to-Back Loans, and

               (xii) Debt incurred in connection with the refinancing of any Debt which may be incurred under clauses (i) through (xi) above; provided that (A) such Debt does not exceed the amount of Debt being refinanced, (B) in the case of the refinancing of any Subordinated Debt, any such Debt shall also be subordinated on substantially the same terms and (C) in the case of Intercompany Mirror Subordinated Debt, such Debt still qualifies as Intercompany Mirror Subordinated Debt;

     provided that at the time of incurrence of any of the Debt referred to in clauses (i) to (ix) above, and immediately after giving effect thereto, no event has occurred and is continuing that constitutes a Default.

          (b) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, other than

               (i) Liens created under the Loan Documents,

               (ii) Permitted Liens,

               (iii) Shared Liens,

               (iv) Liens existing on the date hereof and described on Schedule 4.01(o) hereto,

               (v) Liens arising in connection with Capitalized Leases permitted under Section 5.02(a)(vi); provided that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases,

               (vi) purchase money Liens to secure Debt incurred in accordance with Section 5.02(a)(x); provided that no such Lien shall extend to or cover any property other than the property being acquired, and no extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced,

               (vii) Liens arising in connection with the lease or transfer of Customer Premise Equipment permitted under Section 5.02(j)(vi),

               (viii) Liens on Blocked Accounts created under the Blocked Account Letter Agreements (as each term is defined both herein and in the Ericsson Credit Agreement), and

               (ix) the replacement, extension or renewal of any Lien permitted by clauses (iii) through (viii) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby.

          (c) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that (i) any Subsidiary of the Borrower may merge into or consolidate with any other Subsidiary of the Borrower so long as the Person formed by such merger or consolidation is a Subsidiary of the Borrower,
     (ii) any of the Borrower's Subsidiaries may merge into the Borrower so long as the Borrower is the surviving corporation and (iii) the Borrower or any of its Subsidiaries may merge with any other Person so long as, in the case of any such merger to which the Borrower is a party, the Borrower is the surviving corporation and, in the case of any such merger to which a Subsidiary of the Borrower is a party, such Subsidiary is the surviving corporation; provided that in each case, immediately after giving effect thereto, no event shall occur and be continuing that constitutes a Default.

          (d) Changes in Fiscal Year. Make or permit any change in its fiscal year or permit any of its Subsidiaries to make or permit any change in its fiscal year.

          (e) Transactions with Affiliates. Either (i) enter into or permit any Subsidiary to enter into any agreement or arrangement with any Affiliate of the Borrower if such agreement or arrangement contains pricing and terms that provide to such Affiliate fees, profits, premiums or terms materially in excess of or materially more favorable than the fees, profits, premiums or terms that the Borrower or a Subsidiary thereof could reasonably be expected to pay or provide to a third party in connection with a similar transaction, other than agreements providing for management fees payable by an Operating Subsidiary to the Borrower or (ii) without limiting the foregoing, enter into or permit any Subsidiary to enter into any tax-sharing agreement or arrangement with the Parent or any other Person pursuant to which the Borrower and its Subsidiaries will make any payments or agree to make any payments in lieu of income taxes unless the cumulative sum of such payments does not exceed to any material extent the cumulative sum of income taxes that the Borrower and its Subsidiaries would have paid if the Borrower and its Subsidiaries had always filed income tax returns on a consolidated basis as a separate affiliated group (as such term is defined in section 1504(a) of the Internal Revenue Code of 1986) of corporations consisting of only the Borrower and its Subsidiaries.

          (f) Other Business. Engage or permit any Subsidiary to engage, directly or indirectly, in any business other than the offering of data, voice or video services, whether as a competitive access provider, a competitive local exchange carrier or an Internet access provider other than in the Territory.

          (g) Modification of Organizational Documents. Modify or permit any Subsidiary to modify its organizational documents in a manner that affects materially and adversely the fulfillment of its or such Subsidiary's obligations under any Loan Document to which it or such Subsidiary is a party or changes in any material respect the nature of its or such Subsidiary's business, its accounting policies or reporting practices.

          (h) Amendment; Etc. of Material Contracts. Cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof, amend or otherwise modify any Material Contract or give any consent, waiver or approval thereunder, waive any default under or any breach of any Material Contract or agree in any manner to any other amendment, modification or change of any term or condition of any Material Contract if any of such actions could reasonably be expected to result in a Material Adverse Effect or take any other action in connection with any Material Contract that would impair the value of the interest or rights of the Borrower thereunder or that would impair the interest or rights of the Administrative Agent or any Lender thereunder, or permit any of its Subsidiaries to do any of the foregoing if any of such actions could reasonably be expected to result in a Material Adverse Effect.

          (i) Negative Pledge. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets except (i) in favor of the Secured Creditors or (ii) in connection with (A) any Capitalized Lease permitted by Section 5.02(a)(vi) solely to the extent that such Capitalized Lease prohibits a Lien on the property subject thereto or (B) any Debt outstanding on the date any Subsidiary of the Borrower becomes such a Subsidiary (so long as such agreement was not entered into solely in contemplation of such Subsidiary becoming a Subsidiary of the Borrower).

          (j) Sales of Assets. Sell, lease, transfer, liquidate, wind up or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer, liquidate, wind up or otherwise dispose of, any Collateral or any substantial part of its assets other than Collateral, including without limitation substantially all assets constituting the business of a division, branch or other unit operation, or grant any option or other right to purchase, lease or otherwise acquire any Collateral other than inventory to be sold in the ordinary course of its business, except:

               (i) sales and disposal of inventory in the ordinary course of business,

               (ii) in a transaction authorized by subsection (c) of this
          Section 5.02,

               (iii) sales of Material Assets for cash and for fair value in an aggregate amount not to exceed $10,000,000 in any fiscal year, the Net Cash Proceeds of which are applied in accordance with Section 2.08(b),

               (iv) the limited recourse sale of accounts receivable in connection with the securitization thereof, which sale is non-recourse to the extent customary in securitizations, the Net Cash Proceeds of which are applied in accordance with Section 2.08(b),

               (v) sales and disposal of obsolete equipment in the ordinary course of business,

               (vi) sales, leases and transfers of Customer Premise Equipment in the ordinary course of business, and

               (vii) sales of other assets for cash and for fair value in an aggregate amount not to exceed $2,500,000 in any fiscal year.

          (k) Investments in Other Persons. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person other than:

               (i) Investments by the Borrower and its Subsidiaries in their Insignificant Subsidiaries, Operating Subsidiaries and Intermediate Holding Company Subsidiaries outstanding on the date hereof and additional investments in Insignificant Subsidiaries, Operating Subsidiaries and Intermediate Holding Company Subsidiaries engaged in businesses permitted under
          Section 5.02(f) in the Core Territories; provided that:

                    (A) the Borrower shall have complied with the provisions set forth in Section 5.01(k),

                    (B) each Operating Subsidiary shall be a Wholly Owned
               Subsidiary of the Borrower or an Intermediate Holding Company Subsidiary,

                    (C) in the case of any such Subsidiary created after the
               date hereof, such Subsidiary shall be a Wholly Owned Subsidiary,

                    (D) in the case of any Intermediate Holding Company
               Subsidiary in existence on the date hereof, the Borrower shall directly hold 100% of each class and series of Equity Interests of such Subsidiary;

               (ii) loans and advances to employees in the ordinary course of the business of the Borrower and its Subsidiaries as presently conducted in an aggregate principal amount not to exceed $250,000, at any time outstanding;

               (iii) Investments by

                    (A) the Operating Subsidiaries in Cash Equivalents in an
               aggregate amount not to exceed $20,000,000 at any one time outstanding, and

                    (B) any Intermediate Holding Company Subsidiary in Cash
               Equivalents in an aggregate amount not to exceed $5,000,000 at any one time outstanding; provided that no Intermediate Holding Company Subsidiary shall maintain any such Investment for more than five Business Days;

               (iv) Investments existing on the date hereof and described on
          Schedule 4.01(w) hereto;

               (v) Investments by the Borrower in Hedge Agreements permitted under Section 5.02(a)(ii); provided that the transactions contemplated by such agreements do not violate the provisions of Section 5.02(t);

               (vi) Investments consisting of intercompany Debt permitted under
          Section 5.02(a)(v);

               (vii) Investments by the Borrower or an Intermediate Holding Company Subsidiary in Back-to-Back Loans; and

               (viii) Investments by the Borrower and its Subsidiaries in the capital stock of:

                    (A) Subsidiaries engaged in businesses permitted under
               Section 5.02(f) in any country other than any Core Territory in an aggregate amount invested not to exceed $25,000,000 at any time outstanding and as to which the Borrower shall have complied with its obligations under Section 5.01(k), and

                    (B) Companies engaged in businesses permitted under Section
               5.02(f) (I) in any Core Territory, in an aggregate not to exceed $35,000,000 in any calendar year or (II) in the Territory other than in any Core Territory in an aggregate not to exceed $15,000,000 amount at any time outstanding; provided that in each case any capital stock so acquired shall have been pledged to the Collateral Agent for the benefit of the Lenders within 30 days after such acquisition pursuant to security agreements and other instruments reasonably satisfactory in form and substance to the Required Lenders and the Person making such Investments shall have taken such other action with respect to such collateral security as would be required under Section 5.01(k) with respect to collateral security if such Person were a newly created Subsidiary of the Borrower.

          (l) Restricted Payments. Declare or pay or make any Restricted Payment or permit any of its Subsidiaries to make any Restricted Payment, except that the Borrower may

               (i) make scheduled payments of interest in respect of Intercompany Mirror Subordinated Debt at any time after December 31, 2001, so long as no Default has occurred and is continuing at the time of or after giving effect to any such payment; and

               (ii) make a cash distribution to the Parent in respect of tax obligations of the Parent due in respect of (I) the existence of the Parent or (II) the activities of the Borrower or any of its Subsidiaries, but in either case only to the extent that such distribution would be permitted under tax-sharing agreements or arrangements permitted under Section 5.02(e).

          (m) Prepayments of Debt. Prepay:

               (i) any Subordinated Debt and Intercompany Mirror Subordinated Debt, or

               (ii) any other Debt, other than Debt permitted under Section 5.02(a)(vi), (x) or (xi), unless the Borrowings and such other Debt shall be ratably prepaid in accordance with the respective then outstanding aggregate principal amounts thereof.

          (n) Liquidation, Etc. of Business. Wind up, dissolve or liquidate the Borrower or any of its Subsidiaries except as permitted under Section 5.01(e), or abandon its conduct of its business in the Territory.

          (o) Gross PP&E. Make or permit its Subsidiaries to make any Capital Expenditures that would cause the Gross PP&E of the Borrower and its Subsidiaries in any period set forth below to exceed the amount set forth below for such period.

                Year Ending In                  Amount
                --------------                  ------
                    12/31/99                 $ 52,000,000
                    12/31/00                 $156,500,000
                    12/31/01                 $253,000,000
                    12/31/02                 $377,500,000
                    12/31/03                 $450,500,000
                    12/31/04                 $523,500,000
                    12/31/05                 $616,300,000
                    12/31/06                 $720,300,000

          (p) Lease Obligations. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist:

               (i) any obligations as lessee for the rental or hire of real or personal property of any kind under leases or agreements to lease having a term of one year or more from the date of execution thereof (other than Capitalized Leases) that would cause the direct and contingent liabilities of it and its Subsidiaries, on a Consolidated basis, in respect of all such obligations in any period set forth below to exceed the amount set forth below for such period;

                Year Ending In                  Amount
                --------------                  ------
                    12/31/99                 $ 7,500,000
                    12/31/00                 $12,500,000
                    12/31/01                 $17,500,000
                    12/31/02                 $22,500,000
                    12/31/03                 $27,500,000
                    12/31/04                 $47,500,000
                    12/31/05                 $57,500,000
                    12/31/06                 $72,500,000

               or

               (ii) any obligations under Capitalized Leases that would cause the direct and contingent liabilities of it and its Subsidiaries, on a Consolidated basis, in respect of all such obligations to exceed at any time (A) $50,000,000, with respect to indefeasible rights of use of fiber and (B) $10,000,000, with respect to Capitalized Leases other than indefeasible rights of use of fiber.

          (q) Restrictions on Activities. Conduct any significant business other than holding Equity Interests of Intermediate Holding Company Subsidiaries and incurring liabilities and holding Investments permitted under this Agreement or permit any of its Intermediate Holding Company Subsidiaries to:

               (i) hold any assets that would cause them to fail to qualify as Intermediate Holding Company Subsidiaries,

               (ii) incur debt or other liabilities other than intercompany loans under Section 5.02(a)(v), and

               (iii) conduct any significant business other than holding the capital stock or contributions of, providing managerial oversight for and supporting and consolidating the corporate functions of, an Operating Subsidiary or Intermediate Holding Company Subsidiary.

          (r) Payment Restrictions Affecting Subsidiaries. Directly or indirectly, enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its Subsidiaries to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, the Borrower or any Subsidiary of the Borrower (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except the Loan Documents.

          (s) Partnerships, Etc. Become a general partner in any general or limited partnership or joint venture, or permit any of its Subsidiaries to do so.

          (t) Speculative Transactions. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions.

          (u) Issuance of Capital Stock or Contributions by Subsidiaries. Permit any of its Subsidiaries to issue any capital stock or contributions to any Person other than to the Borrower or a Wholly Owned Subsidiary of such Subsidiary, except pursuant to any agreement in effect and listed in the form of Schedule 5.02(u).

          (v) Speculative Build-Outs. Install or permit any of its Subsidiaries to install a portion of any Network intended to provide direct service to end-user customers (a "Tributary") in any building unless there is at least one bona fide significant customer using such Tributary in such building, except that for every 100 buildings in which such a Tributary is installed, a Tributary may be installed in one building for which there is not any such customer.

     SECTION 5.03. Reporting Requirements. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower shall furnish to the Lenders:

          (a) as soon as available and in any event within 15 days after the end of each fiscal month of the Borrower, for a period of 12 months from the date hereof (i) internal summary financial and operating statements for such month, prepared by the Borrower's management for its chief executive officer and (ii) a memorandum or letter discussing such internal summary financial and operating statements and comparing such financial information to the pro forma financial information for such period set forth in the business plan delivered pursuant to Section 3.01(i)(ii);

          (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower (i) internal summary financial and operating statements for such quarter, prepared by the Borrower's management for its chief executive officer and
     (ii) a memorandum or letter discussing such internal summary financial and operating statements and comparing such financial information to the pro forma financial information for such period set forth in the budget for such period delivered pursuant to Section 5.03(r);

          (c) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and Consolidated and consolidating statements of income and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, and, with respect to the second fiscal quarter of any fiscal year of the Borrower, a certificate of the chief financial officer of the Borrower (a "Compliance Certificate")
     (i) duly certifying (subject to year-end adjustment audits) that such balance sheets and statements of income and cash flow have been prepared in accordance with GAAP and stating that, to the knowledge of such chief financial officer, no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (ii) attesting to the number of Voice Grade Equivalents as of the end of such fiscal quarter;

          (d) as soon as available and in any event within 120 days (or, after the consolidated group of companies of which the Borrower is part is subject to the reporting requirements of the Securities and Exchange Act of 1934, 90 days) after the end of each fiscal year of the Borrower, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, containing Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal year and Consolidated and consolidating statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal year, in each case accompanied by (i) an opinion acceptable to the Required Lenders from a firm of nationally recognized independent certified public accountants, together with (A) a certificate of such accounting firm to the Lenders stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with GAAP, such accounting firm has obtained no knowledge that would cause them to believe that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof and (B) a schedule in form satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such fiscal year, compliance with the covenants contained in Section 5.04 and (ii) a certificate of the chief financial officer of the Borrower (A) stating that to his or her knowledge no Default has occurred and is continuing or, if a default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (B) attesting to the number of Voice Grade Equivalents as of the end of such fiscal year;

          (e) promptly upon the discovery of the occurrence or existence thereof, notice of (i) any Default under this Agreement, the Notes or the Security Agreements, along with a statement of the Chief Executive Officer or Chief Financial Officer of the Borrower setting forth the details of such Default and the action that the Borrower has taken and proposes to take with respect thereto, (ii) any event, development or circumstance which would cause the financial statements most recently furnished to the Lenders in accordance with Section 5.03(c) or (d) to fail in any material respect to fairly present, in accordance with GAAP, the financial condition and operating results of the Borrower and its Subsidiaries as of the date of such financial statements, and (iii) the occurrence of a Material Adverse Effect;

          (f) promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries of the type described in Section 3.01(a), and promptly after the occurrence thereof, notice of any adverse change in the status or the financial effect on any Loan Party or any of its Subsidiaries of the Disclosed Litigation from that described on Schedule 3.01(a)(i) hereto;

          (g) (i) promptly and in any event within 10 days after the Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the chief executive officer or chief financial officer of the Borrower describing such ERISA Event and the action, if any, that the Borrower or such ERISA Affiliate has taken and proposes to take with respect thereto and (ii) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information;

          (h) promptly and in any event within three Business Days after receipt thereof by the Borrower or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan;

          (i) promptly and in any event within 30 days after the receipt thereof by the Borrower or any ERISA Affiliate, a copy of the annual actuarial report for each Plan the funded current liability percentage (as defined in Section 302(d)(8) of ERISA) of which is less than 90% or the unfunded current liability of which exceeds $1,000,000;

          (j) promptly and in any event within five Business Days after receipt thereof by the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (i) the imposition of Withdrawal Liability by any such Multiemployer Plan, (ii) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (iii) the amount of liability incurred, or that may be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in clause (i) or (ii);

          (k) as soon as available and in any event not later than 60 days after the end of each fiscal year of the Borrower, an updated business plan of the Borrower approved by its Board of Directors, with respect at least to the period ending on the fifth anniversary of the Tranche A Effective Date, including projections and budgets and otherwise in substantially the form and scope of the business plan delivered pursuant to Section 3.01(i)(ii);

          (l) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders or partners, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of it Subsidiaries filed with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange;

          (m) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of Debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or creditor similar agreement and not otherwise required to be furnished to the Lender Parties pursuant to any other clause of this Section 5.03;

          (n) promptly upon receipt thereof, copies of all notices of default received by any Loan Party or any of its Subsidiaries under or pursuant to any License, Material Contract or instrument, indenture, loan or credit or similar agreement and, from time to time upon request by the Administrative Agent, such information and reports regarding the Licenses, the Material Contracts and such instruments, indentures and loan and credit and similar agreements as the Administrative Agent may reasonably request;

          (o) promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect;

          (p) promptly after the adoption by the Borrower or any of its Subsidiaries thereof, notice of any change in the accounting policies and reporting practices of such Borrower or Subsidiary;

          (q) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of Borrower's operations or financial affairs prepared by the Borrower's independent accounts and provided to the Board of Directors of the Borrower (and not otherwise contained in other materials provided hereunder);

          (r) at least 30 days but not more than 90 days prior to the beginning of each fiscal year, an annual budget prepared on a monthly basis for the Borrower for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets) and any revisions of such annual or other budgets;

          (s) such other information respecting the Borrower or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request;

          (t) (i) for each Core Territory in which the Licenses are not subject to a perfected Lien in favor of the Collateral Agent, within 30 days after
     (A) the date falling 45 days after the beginning of each fiscal quarter and
     (B) the end of each fiscal quarter, and (ii) in each other Core Territory, within 30 days after the end of each fiscal quarter, a list of all real property with an aggregate value in excess of $50,000 and personal property with an aggregate value in excess of $10,000 in each case located in such Core Territory and including in each case, without limitation, all accounts receivable, assets acquired through capital expenditures and general intangibles, that have been acquired by the Borrower or any Subsidiary thereof and not included in any prior report under this Section 5.03(t) and as to which the Collateral Agent does not have a perfected Lien; and

          (u) as of the date of any Advance subsequent to the initial Advance, amended forms of Schedules 4.01(b), (f), (o), (t), (v), (w), (x), (y) (z),
     (dd) and (ii) to the extent necessary to make the representations and warranties relating to such amended Schedules true and correct as of such date.

     SECTION 5.04. Operational and Financial Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the
Borrower:

          (a) Revenue. Shall not permit its Revenue for the period beginning on the first day of the Borrower's fiscal year in which a date set forth below occurs and ending on such date to be less than the amount corresponding to such date under the heading "Revenue" set forth below:

                    --------------------------------
                       Date                Revenue
                    --------------------------------
                    12/31/1999              $650,000
                    --------------------------------
                    03/31/2000              $305,000
                    --------------------------------
                    06/30/2000              $917,000
                    --------------------------------
                    09/30/2000            $3,050,000
                    --------------------------------
                    12/31/2000            $6,100,000
                    --------------------------------
                    03/31/2001            $3,350,000
                    --------------------------------
                    06/30/2001            $7,000,000
                    --------------------------------
                    09/30/2001           $15,800,000
                    --------------------------------
                    12/31/2001           $28,000,000
                    --------------------------------
                    03/31/2002           $17,000,000
                    --------------------------------
                    06/30/2002           $41,500,000
                    --------------------------------
                    09/30/2002           $74,000,000
                    --------------------------------
                    12/31/2002          $122,000,000
                    --------------------------------
                    03/31/2003           $50,000,000
                    --------------------------------
                    06/30/2003          $103,000,000
                    --------------------------------
                    09/30/2003          $165,000,000
                    --------------------------------
                    12/31/2003          $239,000,000
                    --------------------------------
                    03/31/2004           $80,800,000
                    --------------------------------
                    06/30/2004          $165,500,000
                    --------------------------------
                    09/30/2004          $265,500,000
                    --------------------------------
                    12/31/2004          $385,000,000
                    --------------------------------
                    03/31/2005          $125,000,000
                    --------------------------------
                    06/30/2005          $255,500,000
                    --------------------------------
                    09/30/2005          $397,500,000
                    --------------------------------
                    12/31/2005          $567,500,000
                    --------------------------------
                    03/31/2006          $179,000,000
                    --------------------------------
                    06/30/2006          $366,000,000
                    --------------------------------
                    09/30/2006          $561,500,000
                    --------------------------------
                    12/31/2006          $780,000,000
                    --------------------------------


          (b) Total Voice Grade Equivalents. Shall not permit the total number of Voice Grade Equivalents of the Borrower and its Subsidiaries as of any date set forth below to be less than the number corresponding to such date under the heading "Number" set forth below:

                       Date                Number
                       ----                ------
                    12/31/1999                736
                    06/30/2000              1,784
                    12/31/2000              6,230
                    06/30/2001             21,968
                    12/31/2001             42,471
                    06/30/2002            136,555
                    12/31/2002            241,199
                    06/30/2003            356,268
                    12/31/2003            528,939
                    06/30/2004            645,959
                    12/31/2004            855,496
                    06/30/2005            974,049
                    12/31/2005          1,240,963
                    06/30/2006          1,364,914
                    12/31/2006          1,652,157


          (c) EBITDA. Shall not permit EBITDA for the four fiscal quarters of the Borrower immediately preceding any date set forth below to be less than the amount set forth under the heading "Amount" corresponding to such date:


                       Date                 Amount
                       ----                 ------
                    12/31/1999           $(33,400,000)
                    06/30/2000           $(48,500,000)
                    12/31/2000           $(50,500,000)
                    06/30/2001           $(50,500,000)
                    12/31/2001           $(43,600,000)
                    06/30/2002           $(19,800,000)
                    12/31/2002            $16,500,000
                    06/30/2003            $45,300,000
                    12/31/2003            $82,500,000
                    06/30/2004           $108,500,000
                    12/31/2004           $169,000,000
                    06/30/2005           $199,000,000
                    12/31/2005           $269,900,000
                    06/30/2006           $305,500,000
                    12/31/2006           $389,000,000

          (d) Total Debt to Contributed Capital. Shall not permit the ratio of
     (i) Total Debt outstanding as of any date of determination to (ii) Contributed Capital as of such date of determination to be greater than the ratio corresponding to the date set forth below on or at any time during the 12 months immediately preceding such date:


                       Date             Ratio
                       ----             -----
                    12/31/1999          4.50x
                    12/31/2000          4.50x
                    12/31/2001          4.50x
                    12/31/2002          4.50x
                    12/31/2003          4.00x
                    12/31/2004          3.50x
                    12/31/2005          3.00x
                    12/31/2006          2.50x

          (e) Total Secured Debt to Contributed Capital. Shall not permit the ratio of (i) Total Debt owed by the Borrower secured by Shared Liens outstanding as of any date of determination to (ii) Contributed Capital as of such date of determination to be greater than the ratio corresponding to the date set forth below on or immediately preceding such date:


                       Date             Ratio
                       ----             -----
                    12/31/1999          2.00x
                    06/30/2000          2.00x
                    12/31/2000          2.00x
                    06/30/2001          2.75x
                    12/31/2001          2.75x
                    06/30/2002          2.75x
                    12/31/2002          2.75x
                    06/30/2003          2.70x
                    12/31/2003          2.70x
                    06/30/2004          2.30x
                    12/31/2004          2.30x
                    06/30/2005          2.00x
                    12/31/2005          2.00x
                    06/30/2006          1.95x
                    12/31/2006          1.95x

          (f) Total Secured Debt to EBITDA (Cash Flow multiple). Shall not permit the ratio of (i) Total Debt owed by the Borrower secured by Shared Liens outstanding at of any date of determination to (ii) EBITDA for the four consecutive fiscal quarters of the Borrower most recently ended on or prior to such date of determination to exceed the ratio corresponding to the date set forth below on or immediately proceeding such date of determination:




                        Date            Ratio
                        ----            -----
                    12/31/2002          16.00x
                    06/30/2003           4.40x
                    12/31/2003           3.39x
                    06/30/2004           2.30x
                    12/31/2004           1.30x
                    06/30/2005           0.80x
                    12/31/2005           0.40x
                    06/30/2006           0.30x
                    12/31/2006           0.20x

          (g) EBITDA to Total Cash Debt Service (Debt service coverage ratio). Permit the ratio of (i) EBITDA for the four consecutive fiscal quarters ending on any of the dates set forth below to (ii) Total Cash Debt Service for the same period to be less than the ratio set forth below opposite such date:


                      Date              Ratio
                      ----              -----
                    12/31/2002          0.44x
                    06/30/2003          0.58x
                    12/31/2003          0.85x
                    06/30/2004          1.05x
                    12/31/2004          1.40x
                    06/30/2005          1.50x
                    12/31/2005          2.00x
                    06/30/2006          3.00x
                    12/31/2006          5.50x

                                   ARTICLE VI

                                EVENTS OF DEFAULT

     SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

          (a) the Borrower shall fail to pay any principal of any Advance when the same becomes due and payable or the Borrower shall fail to pay any interest on any Advance or make any other payment of fees or other amounts payable under this Agreement or any Note within three days after the same becomes due and payable; or

          (b) any representation or warranty made by any Loan Party (or any of its officers) in connection with any Loan Document shall prove to have been incorrect in any material respect when made; provided that, if such inaccuracy is capable of remedy and is in respect of any representation and warranty other than those contained in Sections 4.01(a), (b), (c), (d),
     (g), (h), (i), (j), (k), (n) and (y), such inaccuracy shall continue unremedied for a period of 10 days; or

          (c) either:

               (i) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.13, 5.01(e), (f), (k) or
          (n), 5.02 or 5.04, or

               (ii) the Borrower shall fail to perform or observe any other covenant in this Agreement or any Loan Party shall fail to perform or observe any other covenant to be performed or observed by it in any other Loan Document, and in any case such failure shall continue unremedied for a period of 30 days; or

          (d) any Security Agreement, once executed and delivered, shall cease to provide to the Collateral Agent and the Lenders, with the Liens, priority, security interests, rights, titles, interests, remedies, powers and privileges intended to be created thereby; or

          (e) any of the following shall occur:

               (i) any License or portion thereof shall become invalid or unenforceable or shall terminate or not be renewed and, with respect to any such portion, such occurrence is reasonably likely to have a material adverse effect on the ability of the Borrower to perform its payment obligations under the Loan Documents;

               (ii) any rights of the Borrower or any of its Subsidiaries thereunder shall be changed and such change is reasonably likely to have a material adverse effect on the ability of the Borrower to perform its payment obligations under the Loan Documents;

               (iii) any proceeding shall be commenced with the intention of revoking the Licenses or a portion thereof that (A) has a reasonable likelihood of succeeding and could reasonably be expected to prevent the Borrower from operating a material portion of its Network or does succeed in revoking all of the Licenses or (B) could reasonably be expected to result in or which actually results in, a material adverse effect on the ability of the Borrower to perform its payment obligations under the Loan Documents; or

               (iv) any Core Territory shall impose any obligation on the Borrower or any of its Subsidiaries in respect of any License that is reasonably likely to have a material adverse effect on the ability of the Borrower to perform its payment obligations under the Loan Documents; or

          (f) either:

               (i) the Borrower or any of its Subsidiaries shall fail to pay (A) any principal of or premium or interest on or any other amount payable in respect of any Debt or (B) any principal of any Subordinated Debt or Intercompany Mirror Subordinated Debt, in each case that is outstanding in a principal or notional amount of at least $5,000,000 in the aggregate (but excluding Debt outstanding hereunder) of the Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

               (ii) the Parent shall fail to pay any principal of or premium or interest on or any other amount payable in respect of any Debt that is outstanding in a principal or notional amount of at least $5,000,000 in the aggregate, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

          (g) the Parent or any Loan Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Parent, any Loan Party or any of its Subsidiaries seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, concordato, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or concordato or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed, unvacated or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including without limitation the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Parent, any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection
     (g); or

          (h) any judgment or order for the payment of money in excess of $5,000,000 shall be rendered against the Parent, the Borrower or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (i) any non-monetary judgment or order shall be rendered against the Borrower or any of its Subsidiaries that could be reasonably expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (j) the Borrower or any of its ERISA Affiliates shall incur, or in the reasonable opinion of the Required Lenders shall be reasonably likely to incur liability in excess of $1,000,000 in the aggregate as a result of one or more of the following: (i) the occurrence of any ERISA Event; (ii) the partial or complete withdrawal of the Borrower or any of its ERISA Affiliates from a Multiemployer Plan; or (iii) the reorganization or termination of a Multiemployer Plan; or

          (k) any provision of any Loan Document after delivery thereof pursuant to Section 3.01 shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing; or

          (l) any material provisions of this Agreement or any other Loan Document shall be or become invalid or unenforceable against the Loan Parties that are parties thereto, or any Loan Party shall so assert; or

          (m) a Change of Control shall occur; or the Borrower shall at any time for any reason cease to be the record and beneficial owner of all of the outstanding Equity Interests in its Subsidiaries other than any Equity Interests held by other Persons as of the date hereof; or

          (n) any Core Territory shall declare a moratorium on the payment of external debt or impose any restrictions on access to foreign exchange or transfer of funds, in any case, and such declaration or imposition is reasonably likely to have a Material Adverse Effect; or

          (o) there shall occur any condemnation, taking or expropriation of any assets of the Borrower or any of its Subsidiaries that is reasonably likely to result in a Material Adverse Effect; or

          (p) in the view of the Lenders, a Material Adverse Change shall occur; or

          (q) any default on the part of the Borrower or any of its Subsidiaries to comply with its obligations under Section 11.2 of the Supply Agreement or any payment obligations set forth in any other agreements entered into by the Borrower or any of its Subsidiaries with the Vendor or its Affiliates; or

          (r) the Parent or any of its direct or indirect Subsidiaries (other than the Borrower and the other Loan Parties) shall engage to any material extent in the business of providing data, voice or video services or any business that competes with the business conducted by the Borrower and the other Loan Parties, in each case, in any Core Territory;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Supermajority Lenders, by written notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, and (iii) shall at the request, or may with the consent, of the Required Lenders, foreclose on any and all of the Collateral in accordance with the terms of the relevant Security Agreements; provided that upon the occurrence of an Event of Default under clause 6.01(g) above, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                   ARTICLE VII

                            THE ADMINISTRATIVE AGENT

     SECTION 7.01. Authorization and Action. Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including without limitation enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

     SECTION 7.02. Agent's Reliance, Etc. Neither the Administrative Agent nor any of its respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     SECTION 7.03. Agent and Affiliates. With respect to its Commitment, the Advances made by it and the Note issued to it, if any, the Person serving as the Administrative Agent hereunder shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term

"Lender" or "Lenders" shall, unless otherwise expressly indicated, include the Administrative Agent in its individual capacity. Any Person serving as Administrative Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if the Person serving as Administrative Agent were not the Administrative Agent and without any duty to account therefor to the Lenders.

     SECTION 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     SECTION 7.05. Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Notes then held by each of the Lenders (or if no Notes are at the time outstanding or if the Notes are held by Persons that are not Lenders, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent, in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement (collectively, the "Indemnified Costs"); provided that no Lender shall be liable for any portion of the Indemnified Costs resulting from the gross negligence or willful misconduct of the Administrative Agent. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by it in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that such agent is not reimbursed for such expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by the Administrative Agent, any Lender or a third party.

     SECTION 7.06. Successor Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after such retiring agent's giving of notice of resignation or the Required Lenders' removal of such retiring agent, then such retiring agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed to do business under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any such retiring agent's resignation or removal hereunder as Administrative Agent, the provisions of this
Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.


                                  ARTICLE VIII

                                  MISCELLANEOUS

     SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that

          (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders (other than any Lender Party that is, at such time, a Defaulting Lender), do any of the following at any time:

               (i) waive any of the conditions specified in Section 3.01 or, in the case of the initial Advance, Section 3.02,

               (ii) change the number of Lenders or the percentage of (A) the Commitments, or (B) the aggregate unpaid principal amount of the Advances that, in each case, shall be required for the Lenders or any of them to take any action hereunder,

               (iii) reduce or limit the obligations of any Guarantor under
          Section 1.0 of its Guaranty or otherwise limit any Guarantor's liability with respect to the Obligations owing to any Agent and the Lenders,

               (iv) release any Collateral in any transaction or series of related transactions or permit the creation, incurrence, assumption or existence of any Lien on any item of Collateral in any transaction or series of related transactions to secure any Obligations other than Obligations owing to the Secured Creditors under the Loan Documents,

               (v) amend this Section 8.01,

               (vi) increase the Commitments of the Lenders or subject the Lenders to any additional obligations,

               (vii) reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder,

               (viii) postpone any date fixed for any payment of principal of, or interest on, the Borrowings or any fees or other amounts payable, or

               (ix) limit the liability of any Loan Party under any of the Loan Documents, and

          (b) no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above to take such action, affect the rights or (in the case of the Administrative Agent) duties of such Agent under this Agreement.

SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic or telex communication) and mailed, telecopied, telegraphed, telexed or delivered, if to the Borrower, at its address at Diginet Americas, Inc.,3201 New Mexico Ave. NW, Suite 320, Washington, D.C. 20016, Attention: Laurence A. Hinz; if to the Initial Lender, at its Lending Office specified opposite its name on the signature pages hereto; if to any other Lender, at its Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Administrative Agent, at its address at 283 King George Road, Warren, NJ 07059, Attention: Assistant Treasurer - Customer Finance, Fax: (908) 559-1711; or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when hand delivered, telecopied, telegraphed or telexed, be effective when hand delivered, telecopied, delivered to the telegraph company or confirmed by telex answerback, respectively, and when sent by regular mail, postage prepaid, return receipt requested shall be effective 5 days after the date of its deposit in the mails, except that notices and communications to the Administrative Agent pursuant to Article II, III or VII shall not be effective until received by the Administrative Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

     SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender, the Administrative Agent or the Collateral Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 8.04. Costs and Expenses; Indemnification. (a) The Borrower will pay on demand

          (i) all costs and expenses of the Administrative Agent and the Lenders in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses, (B) the reasonable fees and expenses of a single counsel for the Agents in each relevant jurisdiction with respect thereto, and (C) the reasonable fees and expenses of a single counsel for the Agents in each relevant jurisdiction with respect to advising the Agents as to their respective rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto), and

          (ii) all costs and expenses of the Administrative Agent and the Lender Parties in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of a single counsel for the Administrative Agent and each Lender Party in each relevant jurisdiction with respect thereto).

     (b) The Borrower will indemnify and hold harmless the Administrative Agent and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including without limitation reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising in any way out of or in connection with or by reason of (i) the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances, except to the extent such claim, damage, loss, liability or expense resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower also agrees not to assert any claim against the Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances.

     (c) If any payment of principal of any Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment pursuant to Section 2.09(c) and (d), acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, the Borrower shall, upon written demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts reasonably required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including without limitation any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance. The loss to any Lender attributable to any such event shall be deemed to be an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of the applicable Eurodollar Rate Advance so prepaid or accelerated, as applicable, for the period from the date of such payment or acceleration to the last day of the then current Interest Period for such Eurodollar Rate Advance if the interest rate payable on such deposit were equal to the Eurodollar Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an Affiliate of such Lender) for dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate as to the amount of such loss, cost or expense, submitted to the Borrower by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

     (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Agents or any Lender Party, in its sole discretion.

     (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.09, 2.11 and 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

     SECTION 8.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower in writing after any such set-off and application; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section 8.05 are in addition to other rights and remedies (including without limitation other rights of set-off) that such Lender and its Affiliates may have.

     SECTION 8.06. Binding Effect. This Agreement shall become effective (other than Section 2.01(a), which shall only become effective upon satisfaction of the conditions precedent set forth in Sections 3.01), when (i) this Agreement shall have been executed by the Borrower, the Administrative Agent and the Initial Lender, and thereafter this Agreement shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

     SECTION 8.07. Assignments and Participations. (a) Each Lender may assign to an Eligible Assignee all or a portion of its rights and obligations under this Agreement (including without limitation all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it and either outstanding Advances or Commitments); provided that (i) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Advances and unfunded Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 (except that this clause shall not prohibit the assignment of a Fronting Commitment as contemplated by Section 2.02 in an amount equal to the Advance that the Initial Lender would have made but for such assignment) and
(ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note subject to such assignment and, except in the case of an assignment by the Initial Lender, a processing and recordation fee of $3,500. Notwithstanding the foregoing, nothing in this Section shall be construed to prohibit the assignment of a proportionate part of all of the assigning Lender's rights and obligations in respect of (A) Advances separately from (or without assigning) Commitments, (B) Commitments separately from (or without assigning) Advances, (C) Tranche A Commitments or Tranche A Advances separately from (or without assigning) Tranche B Commitments or Tranche B Advances or (D) Tranche B Commitments or Tranche B Advances separately from (or without assigning) Tranche A Commitments or Tranche A Advances. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall upon such assignment cease to be a party hereto).

     (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the Intercreditor Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent and the Collateral Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement and the Intercreditor Agreement are required to be performed by it as a Lender.

     (c) The Administrative Agent shall maintain at its address referred to in
Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent, the Collateral Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C, (i) accept such Assignment and Acceptance,
(ii) record the information contained therein in the Register and (iii) give prompt written notice thereof to the Borrower. Within five Business Days after its receipt of such notice and at the request of such assignee Lender, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for any surrendered Note a new Note to the order of such Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A.

     (e) Each Lender may sell participations to one or more banks or other entities (other than the Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including without limitation all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided that (i) such

Lender's obligations under this Agreement (including without limitation its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent, the Collateral Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or to the extent that any such amendment or consent provides for a release of the Borrower's obligations under the Security Agreements or any Subsidiary's obligations under any Guaranty.

     (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree in writing to preserve the confidentiality of any Confidential Information relating to the Borrower received by it from such Lender.

     (g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including without limitation the Advances owing to it and the Note held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

     SECTION 8.08. Confidentiality. Neither the Administrative Agent nor any Lender shall disclose any Confidential Information to any other Person without the consent of the Borrower, other than (a) to the Administrative Agent's, the Collateral Agent or such Lender's Affiliates and their officers, directors, employees, agents and advisors and, as contemplated by Section 8.07(f), to actual or prospective assignees and participants, and then only on a confidential basis, (b) to any party to the Intercreditor Agreement, (c) as required by any law, rule or regulation or judicial process and (d) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

     SECTION 8.09. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

     SECTION 8.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 8.11. Jurisdiction, Judgment Currency, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

     (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (c) (i) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder to any party hereunder in one currency into another currency, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with its normal banking procedures such party could purchase the first currency with such other currency on the day which is at least two Business Days prior to the day on which final judgment is rendered.

     (ii) To the fullest extent permitted by law, the obligation of any party in respect of any sum payable hereunder by it to any other party hereunder shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than Dollars (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by such other party of any sum adjudged to be so due in the Judgment Currency such other party may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency which could have been so purchased is less than the sum originally due to such other party in the Agreement Currency, such first party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such other party against such loss, and, if the amount of the Agreement Currency which could have been so purchased exceeds the sum originally due to such other party, such other party agrees to remit to such first party such excess; provided that neither any Lender nor the Administrative Agent shall have any obligation to remit any such excess as long as the Borrower shall have failed to pay any Lender or the Administrative Agent, as the case may be, any obligations due and payable under this Agreement, in which case such excess may be applied to such obligations of the Borrower hereunder in accordance with the terms of this Agreement.

     SECTION 8.12. Waiver of Jury Trial. Each of the Borrower, the Administrative Agent and the Lenders hereby irrevocably waive, to the extent permitted by law, all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Notes or the actions of any Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

     SECTION 8.13. Intercreditor Arrangements. Each of the Lenders and the Borrower acknowledge that the Lenders hereunder, together with any Other Secured Creditors, shall be considered to be joint creditors (credores solidarios) with respect to the Obligations under the Loan Documents and the obligations owed to such Other Secured Creditors; provided that if requested by the Borrower, any Other Secured Creditors or potential Other Secured Creditors, the Lenders and the Agents agree to negotiate in good faith with a view to agreeing to a substitute structure governing the equal sharing of Collateral under Brazilian law and to documentation reflecting such structure.

     SECTION 8.14. Intercreditor Agreement; Amendments to Ericsson Credit Agreement. Except with the consent of the Borrower, the Lenders shall not amend or modify Section 4.1(a) of the Intercreditor Agreement in a manner that would add to the limitations set forth therein on the ability of the lenders party to any Permitted Loan Agreement (as defined in the Intercreditor Agreement) to agree to amendments to or modifications of such Permitted Loan Agreement. The Borrower shall not enter into any amendment to or modification of the Ericsson Credit Agreement unless it shall at the same time have offered to enter into an amendment to or modification of this Agreement on substantially the same terms.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        DIVEO, INC.


                                        By
                                          -------------------------------------
                                           Title:


                                        LUCENT TECHNOLOGIES INC., as
                                        Administrative Agent and Initial Lender


                                        By
                                          -------------------------------------
                                           Title:


Tranche A Commitment:  $62,500,000      LUCENT TECHNOLOGIES INC.
Tranche B Commitment:  $37,500,000
(plus undrawn Tranche A Commitments
at the Tranche A Termination Date)


Lending Office and Address for Notices:
283 King George Road
Warren, NJ  07059
Attention:  Assistant Treasurer - Customer Finance
Fax:  (908) 559-1711

                                                                  EXECUTION COPY

                          WAIVER AND AMENDMENT NO. 2
                           TO THE CREDIT AGREEMENTS


                                    Dated as of March 24, 2000


To:  Ericsson Credit AB, as Lender
     under the Ericsson Credit Agreement referred to below

     Lucent Technologies Inc., as Lender
     under the Lucent Credit Agreement referred to below


Ladies and Gentlemen:

          We refer to the Amended and Restated Credit Agreement dated as of November 24, 1999 (as amended pursuant to Waiver and Amendment No.1 to the Credit Agreements dated as of January 14, 2000 and as otherwise amended or modified from time to time, the "Ericsson Credit Agreement"), among Diveo, Inc.
                                 -------------------------
(the "Borrower"), Ericsson Credit AB, as Initial Lender, and Ericsson Credit AB,
      --------
as Administrative Agent ("Ericsson") and to the Credit Agreement dated as of
                          --------
November 22, 1999 (as amended pursuant to Waiver and Amendment No.1 to the Credit Agreements dated as of January 14, 2000 and as otherwise amended or modified from time to time, the "Lucent Credit Agreement", and together with the
                                 -----------------------
Ericsson Credit Agreement, the "Credit Agreements"), among Diveo, Inc. (the
                                -----------------
"Borrower"), Lucent Technologies Inc., as Initial Lender, and Lucent
 --------
Technologies Inc., as Administrative Agent ("Lucent").  With respect to each
                                             ------
Credit Agreement, capitalized terms not otherwise defined in this Waiver and Amendment No. 2 have the same meanings as specified in such Credit Agreement.

1. We hereby request from Ericsson that the Ericsson Credit Agreement be amended as follows:

     (a) The first paragraph of the recitals to the Agreement be deleted in its entirety and replaced with the following:

               "The Borrower has been formed in order to plan, construct, operate and maintain digital wireless local loop voice and data networks and Internet infrastructure for web hosting, collocation and other enhanced Internet services (each, a "Network") in the United
                                                     -------
          States of America, Mexico, Central America and South America (the "Territory") (the planning, construction, operation and maintenance of
           ---------
          the Networks being the "Project")."
                                  -------

     (b) The definition of "Blocked Account" be amended by inserting the words "owing to the Vendor" before the phrase "under the Supply Agreement".

     (c) The definition of "Core Territories" be deleted in its entirety and replaced with the following:

               ""Core Territories" means the United States of America,
                 ----------------
          Argentina, Brazil, Colombia, Panama, Peru and Uruguay."

     (d) The definition of "Tranche B Commitment" be deleted in its entirety and replaced with the following:

               ""Tranche B Commitment" means, with respect to any Lender at any
                 --------------------
          time, the amount set forth opposite such Lender's name on the signature page hereof or, if such Lender has entered into one or more Assignment and Acceptances, set forth in the Register maintained by the Administrative Agent pursuant to Section 8.07(c) as such Lender's "Tranche B Commitment", as such amount may be reduced from time to time pursuant to Section 2.04."

     (e) The definition of "Tranche B Effective Date" be deleted in its entirety and replaced with the following:

               ""Tranche B Effective Date" means, with respect to the Tranche B
                 ------------------------
          Commitments of the Lenders, January 1, 2001."

     (f) The definition of "Tranche B Termination Date" be deleted in its entirety and replaced with the following:

               ""Tranche B Termination Date" means the earlier of the eighteen
                 --------------------------
          month anniversary of the Tranche B Effective Date and the date of termination in whole of the Tranche B Commitments pursuant to Section
          2.04 or 6.01."

     (g)  Section 2.01 be amended as follows:

          (i) The second sentence of Section 2.01(a) be deleted in its entirety and replaced by the following: "Each Borrowing consisting of Tranche A Advances shall be in an amount not exceeding (i) amounts owing under invoices (A) issued or accepted by the Vendor pursuant to the Supply Agreement during the period from the 16/th/ day of the month preceding the month in which the date of the proposed Borrowing falls to the 16/th/ day of the month in which the date of the proposed Borrowing falls and (B) that were not paid with the proceeds of any prior Borrowing and (ii) interest owing on Borrowings to be paid with the proceeds thereof."; and

          (ii) The second sentence of Section 2.01(b) be deleted in its entirety and replaced by the following: "Each Borrowing consisting of Tranche B Advances shall be in an amount not exceeding (i) amounts owing under invoices (A) issued or accepted by the Vendor pursuant to the Supply

               Agreement during the period from the 16/th/ day of the month preceding the month in which the date of the proposed Borrowing falls to the 16/th/ day of the month in which the date of the proposed Borrowing falls and (B) that were not paid with the proceeds of any prior Borrowing and (ii) interest owing on Borrowings to be paid with the proceeds thereof."

     (h)  Section 2.02(a) be amended as follows:

          (i) Insertion of a new subclause (C): "whether such Borrowing will be a Tranche A Borrowing or a Tranche B Borrowing,"; and the renaming of existing subclause (C) as subclause (D); and

          (ii) Insertion of a new subclause (E): "the third party invoices for Ancillary Services (as defined in Annex 6 to the Supply Agreement) to be paid with the proceeds of such Borrowing, the respective amounts of such invoices to be paid and the aggregate amount of such invoices to be paid, and"; and the renaming of existing subclause (D) as subclause (F).

     (i)  Section 2.03(b) be amended as follows:

               The word "1.10%" contained in the third to last line of Section 2.03(b) be deleted and replaced with the word "1.45%".

     (j)  Section 2.05(b) be amended as follows:

               The first sentence be deleted and replaced with the following:
          "The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders that have made Tranche B Advances the aggregate outstanding principal amount of the Tranche B Advances in nine installments (i) the first of which shall be payable on January 1, 2003 and (ii) otherwise payable on the last day of every sixth calendar month after the twenty-four month anniversary of the Tranche B Effective Date, each in an amount equal to the product obtained by multiplying (a) the unpaid principal amount of such Tranche B Advances outstanding on the Tranche B Termination Date by (b) 11.111%; provided
                                                                        --------
          that the last such installment shall be in an amount necessary to repay in full the unpaid principal amount of the Tranche B Advances."

     (k)  Section 2.13 be amended as follows:

          (i) deleting the last sentence in its entirety and replacing it with the following:

               "The proceeds of the Advances available to make Back-to-Back Loans described in clause (a) of the preceding sentence shall be paid directly to the financial institution providing Back-to-Back Loans and the proceeds of such Back-to-Back Loans made to Operating Subsidiaries in Argentina, Brazil, Peru and Uruguay (in the case of Uruguay, subject to applicable law) to be used to pay invoices issued by the Vendor under the Supply Agreement shall at all times be held in Blocked Accounts until disbursed to pay invoices owing to the Vendor under the Supply Agreement."; and

          (ii) adding after the first paragraph a second paragraph to read as follows:

                "Notwithstanding anything in the Supply Agreement to the contrary, the Operating Subsidiaries shall use commercially reasonable efforts to use the proceeds of the Back-to-Back Loans to pay amounts owing under invoices issued or accepted by the Vendor pursuant to the Supply Agreement, and as specified in the related Notice of Borrowing, no later than the last day of the month in which such proceeds were received."

     (l)  Section 5.02(a) be amended as follows:

          (i)   insertion of a new clause (xii) containing the following:

                "Debt in the form of promissory notes issued to the selling stockholders in connection with the acquisition of INEA, S.A., in a principal amount not to exceed $2,800,000, and";

          (ii)  the existing clause (xii) of Section 5.02(a) be renamed clause
                (xiii), and the word "(xi)" in the second line of the renamed clause (xiii) be deleted and replaced with the word "(xii)"; and

          (iii) clause (vi) be deleted in its entirety and replaced with the following:

                "(vi) Debt incurred in connection with the entering into by the Borrower or a Subsidiary thereof of Capitalized Leases in aggregate principal amount (including any such Debt incurred to refinance such Debt, as permitted by clause (xii) below) at any one time outstanding not exceeding (A) $100,000,000, with respect to any indefeasible rights of use of fiber and (B) $10,000,000, with respect to Capitalized Leases other than indefeasible rights of use of fiber,"

     (m) Section 5.02(o) be deleted in its entirety and replaced with the following:

                "(o)   Gross PP&E.  Make or permit its Subsidiaries to make any
                       ----------
                Capital Expenditures that would cause the Gross PP&E of the Borrower and its Subsidiaries in any period set forth below to exceed the amount set forth below for such period.

                       Year Ending In            Amount
                       --------------            ------
                          12/31/99               $  115,000,000
                          12/31/00               $  325,564,000

                       12/31/01               $  466,052,000
                       12/31/02               $  587,322,000
                       12/31/03               $  716,357,000
                       12/31/04               $  867,065,000
                       12/31/05               $1,028,336,000
                       12/31/06               $1,204,626,000

                                                                           "

     (n) Section 5.02(p) be deleted in its entirety and replaced with the following:

               "(p) Lease Obligations. Create, incur, assume or suffer to exist,
                    -----------------
                    or permit any of its Subsidiaries to create, incur, assume or suffer to exist

                    (i) any obligations as lessee for the rental or hire of real or personal property of any kind under leases or agreements to lease having a term of one year or more from the date of execution thereof (other than Capitalized Leases) that would cause the direct and contingent liabilities of it and its Subsidiaries, on a Consolidated basis, in respect of all such obligations in any period set forth below to exceed the amount set forth below for such period;

                    Year Ending In               Amount
                    --------------               ------
                       12/31/99                $ 7,500,000
                       12/31/00                $12,723,000
                       12/31/01                $18,283,000
                       12/31/02                $31,472,000
                       12/31/03                $42,835,000
                       12/31/04                $55,702,000
                       12/31/05                $69,685,000
                       12/31/06                $86,153,000

                    or

                    (ii) any obligations under Capitalized Leases that would cause the direct and contingent liabilities of it and its Subsidiaries, on a Consolidated basis, in respect of all such obligations to exceed at any time (A) $100,000,000, with respect to indefeasible rights of use of fiber and (B) $10,000,000, with respect to Capitalized Leases other than indefeasible rights of use of fiber."

     (o) Section 5.04(a) be deleted in its entirety and replaced with the following:

               "(a) Revenue.  Shall not permit its Revenue for the
                    -------
               period beginning on the first day of the Borrower's fiscal year in which a date set forth below occurs and ending on such date to be less than the amount corresponding to such date under the heading "Revenue" set forth below:

                    Date                      Revenue
                                              -------
             ----------------------------------------------------
                 12/31/1999                    $      650,000
             ----------------------------------------------------
                 03/31/2000                    $      519,000
             ----------------------------------------------------
                 06/30/2000                    $    1,530,000
             ----------------------------------------------------
                 09/30/2000                    $    3,165,000
             ----------------------------------------------------
                 12/31/2000                    $    6,501,000
             ----------------------------------------------------
                 03/31/2001                    $    4,739,000
             ----------------------------------------------------
                 06/30/2001                    $   11,659,000
             ----------------------------------------------------
                 09/30/2001                    $   21,275,000
             ----------------------------------------------------
                 12/31/2001                    $   34,331,000
             ----------------------------------------------------
                 03/31/2002                    $   21,066,000
             ----------------------------------------------------
                 06/30/2002                    $   52,052,000
             ----------------------------------------------------
                 09/30/2002                    $   96,045,000
             ----------------------------------------------------
                 12/31/2002                    $  157,550,000
             ----------------------------------------------------
                 03/31/2003                    $   69,264,000
             ----------------------------------------------------
                 06/30/2003                    $  155,844,000
             ----------------------------------------------------
                 09/30/2003                    $  249,350,000
             ----------------------------------------------------
                 12/31/2003                    $  346,319,000
             ----------------------------------------------------
                 03/31/2004                    $  117,257,000
             ----------------------------------------------------
                 06/30/2004                    $  263,828,000
             ----------------------------------------------------
                 09/30/2004                    $  422,124,000
             ----------------------------------------------------
                 12/31/2004                    $  586,283,000
             ----------------------------------------------------
                 03/31/2005                    $  177,795,000
             ----------------------------------------------------
                 06/30/2005                    $  389,456,000
             ----------------------------------------------------
                 09/30/2005                    $  618,049,000
             ----------------------------------------------------
                 12/31/2005                    $  846,643,000
             ----------------------------------------------------
                 03/31/2006                    $  239,958,000
             ----------------------------------------------------
                 06/30/2006                    $  512,637,000
             ----------------------------------------------------
                 09/30/2006                    $  796,223,000
             ----------------------------------------------------
                 12/31/2006                    $1,090,717,000
             ----------------------------------------------------

                                                                      "

     (p) Section 5.04(b) be deleted in its entirety and replaced with the following:

               "(b) Total Voice Grade Equivalents. Shall not permit the total
                    -----------------------------
             number of Voice Grade Equivalents of the Borrower and its Subsidiaries as of any
          date set forth below to be less than the number corresponding to such date under the heading "Number" set forth below:

                  Date                Number
                  ----                ------
               12/31/1999                   736
               06/30/2000                 3,071
               12/31/2000                 9,040
               06/30/2001                22,999
               12/31/2001                50,859
               06/30/2002               154,612
               12/31/2002               251,548
               06/30/2003               398,177
               12/31/2003               544,806
               06/30/2004               723,723
               12/31/2004               902,639
               06/30/2005             1,074,614
               12/31/2005             1,246,590
               06/30/2006             1,428,556
               12/31/2006             1,610,522

                                                  "

     (q) Section 5.04(c) be deleted in its entirety and replaced with the following:

               "(c) EBITDA. Shall not permit EBITDA for the four fiscal quarters
                    ------
               of the Borrower immediately preceding any date set forth below to be less than the amount set forth under the heading "Amount" corresponding to such date:

                  Date                Number
                  ----                ------
                12/31/1999            $ (33,400,000)
                06/30/2000            $ (65,781,000)
                12/31/2000            $ (99,000,000)
                06/30/2001            $(104,973,000)
                12/31/2001            $ (94,147,000)
                06/30/2002            $ (70,976,000)
                12/31/2002            $ (18,000,000)
                06/30/2003            $  63,982,000
                12/31/2003            $ 106,506,000
                06/30/2004            $ 174,099,000
                12/31/2004            $ 254,406,000
                06/30/2005            $ 332,296,000
                12/31/2005            $ 404,196,000
                                      $ 482,098,000

                  Date                Number
                  ----                ------
                06/30/2006
                12/31/2006            $ 543,904,000

                                                       "

     (r) Section 5.04(d) be deleted in its entirety and replaced with the following:

               "(d) Total Debt to Contributed Capital. Shall not permit the
                    ---------------------------------
               ratio of (i) Total Debt outstanding as of any date of determination to (ii) Contributed Capital as of such date of determination to be greater than the ratio corresponding to the date set forth below on or at any time during the 12 months immediately preceding such date:

                  Date                Ratio
                  ----                -----
               12/31/1999             4.50x
               12/31/2000             2.50x
               12/31/2001             2.50x
               12/31/2002             2.50x
               12/31/2003             2.50x
               12/31/2004             2.50x
               12/31/2005             2.50x
               12/31/2006             2.50x

                                                   "

     (s) Section 5.04(e) be deleted in its entirety and replaced with the following:

               "(e) Total Secured Debt to Contributed Capital. Shall not permit
                    -----------------------------------------
               the ratio of (i) Total Debt owed by the Borrower secured by Shared Liens outstanding as of any date of determination to (ii) Contributed Capital as of such date of determination to be greater than the ratio corresponding to the date set forth below on or immediately preceding such date:

                  Date                Ratio
                  ----                -----
               12/31/1999             2.00x
               06/30/2000             1.75x
               12/31/2000             1.75x
               06/30/2001             1.75x
               12/31/2001             1.75x
               06/30/2002             1.75x
               12/31/2002             1.75x
               06/30/2003             1.75x
               12/31/2003             1.75x
               06/30/2004             1.75x
                                      1.75x

                  Date                Ratio
                  ----                -----
               12/31/2004
               06/30/2005             1.75x
               12/31/2005             1.75x
               06/30/2006             1.75x
               12/31/2006             1.75x

                                                 "


     (t) Section 5.04(f) be deleted in its entirety and replaced with the following:

               "(f) Total Secured Debt to EBITDA (Cash Flow multiple). Shall not
                    -------------------------------------------------
               permit the ratio of (i) Total Debt owed by the Borrower secured by Shared Liens outstanding at of any date of determination to
               (ii) EBITDA for the four consecutive fiscal quarters of the Borrower most recently ended on or prior to such date of determination to exceed the ratio corresponding to the date set forth below on or immediately proceeding such date of determination:

                  Date                Ratio
                  ----                -----
               12/31/2002              N/A
               06/30/2003             6.06x
               12/31/2003             3.90x
               06/30/2004             2.30x
               12/31/2004             1.30x
               06/30/2005             0.80x
               12/31/2005             0.40x
               06/30/2006             0.30x
               12/31/2006             0.20x

                                                 "

     (u) Section 5.04(g) be deleted in its entirety and replaced with the following:

               "(g) EBITDA to Total Cash Debt Service (Debt service coverage
                    --------------------------------------------------------
               ratio). Permit the ratio of (i) EBITDA for the four consecutive
               -----
               fiscal quarters ending on any of the dates set forth below to
               (ii) Total Cash Debt Service for the same period to be less than the ratio set forth below opposite such date:

                  Date                Ratio
                  ----                -----
               12/31/2002              N/A
               12/31/2002             0.58x
               12/31/2003             0.62x
               06/30/2004             1.05x

                  Date                Ratio
                  ----                -----
               12/31/2004             1.40x
               06/30/2005             1.50x
               12/31/2005             2.00x
               06/30/2006             3.00x
               12/31/2006             3.65x

                                                 "

     (v) Section 5.02(f) be deleted in its entirety and replaced with the following:

               "(f) Other Business. Engage or permit any Subsidiary to engage,
                    --------------
          directly or indirectly, in any business other than the offering of data, voice or video services in the Territory, whether as a competitive access provider, a competitive local exchange carrier, Internet access provider or provider of enhanced Internet services."


     (w) Section 6.01(q) be amended by inserting the words "of Annex 6" immediately before the phrase "of the Supply Agreement".

     (x) The signature page be amended by deleting the words "(plus undrawn Tranche A Commitments at the Tranche A Termination Date)" from the Tranche B Commitment language set forth opposite Ericsson's name thereon.

2. We hereby request from Lucent that the Lucent Credit Agreement be amended as follows:

     (a) The first paragraph of the recitals to the Agreement be deleted in its entirety and replaced with the following:

               "The Borrower has been formed in order to plan, construct, operate and maintain digital wireless local loop voice and data networks and Internet infrastructure for web hosting, collocation and other enhanced Internet services (each, a "Network") in the United
                                                     -------
          States of America, Mexico, Central America and South America (the "Territory") (the planning, construction, operation and maintenance of
           ---------
          the Networks being the "Project")."
                                  -------

     (b) The definition of "Blocked Account" be amended by inserting the words "owing to the Vendor" before the phrase "under the Supply Agreement".

     (c) The definition of "Core Territories" be deleted in its entirety and replaced with the following:

               ""Core Territories" means the United States of America,
                 ----------------
          Argentina, Brazil, Colombia, Panama, Peru and Uruguay."

     (d) The definition of "Tranche B Commitment" be deleted in its entirety and replaced with the following:

               ""Tranche B Commitment" means, with respect to any Lender at any
                 --------------------
          time, the amount set forth opposite such Lender's name on the signature page hereof or, if such Lender has entered into one or more Assignment and Acceptances, set forth in the Register maintained by the Administrative Agent pursuant to Section 8.07(c) as such Lender's "Tranche B Commitment", as such amount may be reduced from time to time pursuant to Section 2.04."

     (e) The definition of "Tranche B Effective Date" be deleted in its entirety and replaced with the following:

               ""Tranche B Effective Date" means, with respect to the Tranche B
                 ------------------------
          Commitments of the Lenders, January 1, 2001."

     (f) The definition of "Tranche B Termination Date" be deleted in its entirety and replaced with the following:

               ""Tranche B Termination Date" means the earlier of the eighteen
                 --------------------------
          month anniversary of the Tranche B Effective Date and the date of termination in whole of the Tranche B Commitments pursuant to Section
          2.04 or 6.01."

     (g)  Section 2.01 be amended as follows:

          (i) The second sentence of Section 2.01(a) be deleted in its entirety and replaced by the following: "Each Borrowing consisting of Tranche A Advances shall be in an amount not exceeding (i) amounts owing under invoices (A) issued or accepted by the Vendor pursuant to the Supply Agreement during the period from the 16th day of the month preceding the month in which the date of the proposed Borrowing falls to the 16th day of the month in which the date of the proposed Borrowing falls and (B) that were not paid with the proceeds of any prior Borrowing and (ii) interest owing on Borrowings to be paid with the proceeds thereof."; and

          (ii) The second sentence of Section 2.01(b) be deleted in its entirety and replaced by the following: "Each Borrowing consisting of Tranche B Advances shall be in an amount not exceeding (i) amounts owing under invoices (A) issued or accepted by the Vendor pursuant to the Supply Agreement during the period from the 16th day of the month preceding the month in which the date of the proposed Borrowing falls to the 16th day of the month in which the date of the proposed Borrowing falls and (B) that were not paid with the proceeds of any prior Borrowing and (ii) interest owing on Borrowings to be paid with the proceeds thereof."

     (h)  Section 2.02(a)(ii) be amended as follows:

          (i) Insertion of a new subclause (C): "whether such Borrowing will be a Tranche A Borrowing or a Tranche B Borrowing,"; and the renaming of existing subclauses (C) and (D) as new subclauses (D) and (E); and

          (ii) The newly renamed subclause (D) be deleted in its entirety and replaced with the following: "(D) the invoices issued or accepted by the Vendor pursuant to the Supply Agreement to be paid with the proceeds of such Borrowing, the respective amounts of such invoices to be paid and the aggregate amount of such invoices to be paid, and".

     (i)  Section 2.03(b) be amended as follows:

               The word "1.10%" contained in the third to last line of Section 2.03(b) be deleted and replaced with the word "1.45%".

     (j)  Section 2.05(b) be amended as follows:

               The first sentence be deleted and replaced with the following:
          "The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders that have made Tranche B Advances the aggregate outstanding principal amount of the Tranche B Advances in nine installments (i) the first of which shall be payable on January 1, 2003 and (ii) otherwise payable on the last day of every sixth calendar month after the twenty-four month anniversary of the Tranche B Effective Date, each in an amount equal to the product obtained by multiplying (a) the unpaid principal amount of such Tranche B Advances outstanding on the Tranche B Termination Date by (b) 11.111%; provided
                                                                        --------
          that the last such installment shall be in an amount necessary to repay in full the unpaid principal amount of the Tranche B Advances."

     (k)  Section 2.13 be amended as follows:

          (i) deleting the last sentence in its entirety and replacing it with the following:

               "The proceeds of the Advances available to make Back-to-Back Loans described in clause (a) of the preceding sentence shall be paid directly to the financial institution providing Back-to-Back Loans and the proceeds of such Back-to-Back Loans made to Operating Subsidiaries in Argentina, Brazil, Peru and Uruguay (in the case of Uruguay, subject to applicable law) to be used to pay invoices issued by the Vendor under the Supply Agreement shall at all times be held in Blocked Accounts until disbursed to pay invoices owing to the Vendor under the Supply Agreement."; and

          (ii) adding after the first paragraph a second paragraph to read as follows:

               "Notwithstanding anything in the Supply Agreement to the contrary, the

                Operating Subsidiaries shall use commercially reasonable efforts to use the proceeds of the Back-to-Back Loans to pay amounts owing under invoices issued or accepted by the Vendor pursuant to the Supply Agreement, and as specified in the related Notice of Borrowing, no later than the last day of the month in which such proceeds were received."

     (l)  Section 5.02(a) be amended as follows:

          (i)   insertion of a new clause (xii) containing the following:

                "Debt in the form of promissory notes issued to the selling stockholders in connection with the acquisition of INEA, S.A., in a principal amount not to exceed $2,800,000, and";

          (ii)  the existing clause (xii) of Section 5.02(a) be renamed clause
                (xiii), and the word "(xi)" in the second line of the renamed clause (xiii) be deleted and replaced with the word "(xii)"; and

          (iii) clause (vi) be deleted in its entirety and replaced with the following:

                "(vi) Debt incurred in connection with the entering into by the Borrower or a Subsidiary thereof of Capitalized Leases in aggregate principal amount (including any such Debt incurred to refinance such Debt, as permitted by clause (xii) below) at any one time outstanding not exceeding (A) $100,000,000, with respect to any indefeasible rights of use of fiber and (B) $10,000,000, with respect to Capitalized Leases other than indefeasible rights of use of fiber,"

     (m) Section 5.02(o) be deleted in its entirety and replaced with the following:

                "(o)  Gross PP&E.  Make or permit its Subsidiaries to make any
                      ----------
                Capital Expenditures that would cause the Gross PP&E of the Borrower and its Subsidiaries in any period set forth below to exceed the amount set forth below for such period.

                    Year Ending In            Amount
                    --------------            ------
                        12/31/99               $  115,000,000
                        12/31/00               $  325,564,000
                        12/31/01               $  466,052,000
                        12/31/02               $  587,322,000
                        12/31/03               $  716,357,000
                        12/31/04               $  867,065,000
                        12/31/05               $1,028,336,000

                        12/31/06               $1,204,626,000

     (n) Section 5.02(p) be deleted in its entirety and replaced with the following:

               "(p) Lease Obligations. Create, incur, assume or suffer to exist,
                    -----------------
                    or permit any of its Subsidiaries to create, incur, assume or suffer to exist:

                    (i) any obligations as lessee for the rental or hire of real or personal property of any kind under leases or agreements to lease having a term of one year or more from the date of execution thereof (other than Capitalized Leases) that would cause the direct and contingent liabilities of it and its Subsidiaries, on a Consolidated basis, in respect of all such obligations in any period set forth below to exceed the amount set forth below for such period;

                    Year Ending In            Amount
                    --------------            ------
                      12/31/99                $ 7,500,000
                      12/31/00                $12,723,000
                      12/31/01                $18,283,000
                      12/31/02                $31,472,000
                      12/31/03                $42,835,000
                      12/31/04                $55,702,000
                      12/31/05                $69,685,000
                      12/31/06                $86,153,000

                    or

                    (ii) any obligations under Capitalized Leases that would cause the direct and contingent liabilities of it and its Subsidiaries, on a Consolidated basis, in respect of all such obligations to exceed at any time (A) $100,000,000, with respect to indefeasible rights of use of fiber and (B) $10,000,000, with respect to Capitalized Leases other than indefeasible rights of use of fiber."

     (o) Section 5.04(a) be deleted in its entirety and replaced with the following:

               "(a) Revenue.  Shall not permit its Revenue for the period
                    -------
               beginning on the first day of the Borrower's fiscal year in which a date set forth below occurs and ending on such date to be less than the amount corresponding to such date under the heading "Revenue" set forth below:

                    Date                        Revenue
                                                -------
              -----------------------------------------------
                 12/31/1999                    $      650,000
              -----------------------------------------------
                 03/31/2000                    $      519,000
               ----------------------------------------------
                 06/30/2000                    $    1,530,000
               ----------------------------------------------
                 09/30/2000                    $    3,165,000
               ----------------------------------------------
                 12/31/2000                    $    6,501,000
               ----------------------------------------------
                 03/31/2001                    $    4,739,000
               ----------------------------------------------
                 06/30/2001                    $   11,659,000
               ----------------------------------------------
                 09/30/2001                    $   21,275,000
               ----------------------------------------------
                 12/31/2001                    $   34,331,000
               ----------------------------------------------
                 03/31/2002                    $   21,066,000
               ----------------------------------------------
                 06/30/2002                    $   52,052,000
               ----------------------------------------------
                 09/30/2002                    $   96,045,000
               ----------------------------------------------
                 12/31/2002                    $  157,550,000
               ----------------------------------------------
                 03/31/2003                    $   69,264,000
               ----------------------------------------------
                 06/30/2003                    $  155,844,000
               ----------------------------------------------
                 09/30/2003                    $  249,350,000
               ----------------------------------------------
                 12/31/2003                    $  346,319,000
               ----------------------------------------------
                 03/31/2004                    $  117,257,000
               ----------------------------------------------
                 06/30/2004                    $  263,828,000
               ----------------------------------------------
                 09/30/2004                    $  422,124,000
               ----------------------------------------------
                 12/31/2004                    $  586,283,000
               ----------------------------------------------
                 03/31/2005                    $  177,795,000
               ----------------------------------------------
                 06/30/2005                    $  389,456,000
               ----------------------------------------------
                 09/30/2005                    $  618,049,000
               ----------------------------------------------
                 12/31/2005                    $  846,643,000
               ----------------------------------------------
                 03/31/2006                    $  239,958,000
               ----------------------------------------------
                 06/30/2006                    $  512,637,000
               ----------------------------------------------
                 09/30/2006                    $  796,223,000
               ----------------------------------------------
                 12/31/2006                    $1,090,717,000
               ----------------------------------------------

     (p) Section 5.04(b) be deleted in its entirety and replaced with the following:

               "(b) Total Voice Grade Equivalents. Shall not permit the total number of Voice Grade Equivalents of the Borrower and its Subsidiaries as of any date set forth below to be less than the number corresponding to such date under the heading "Number" set forth below:

                   Date                   Number
                   ----                   ------
                12/31/1999                 736

                   Date                   Number
                   ----                   ------
                06/30/2000                    3,071
                12/31/2000                    9,040
                06/30/2001                   22,999
                12/31/2001                   50,859
                06/30/2002                  154,612
                12/31/2002                  251,548
                06/30/2003                  398,177
                12/31/2003                  544,806
                06/30/2004                  723,723
                12/31/2004                  902,639
                06/30/2005                1,074,614
                12/31/2005                1,246,590
                06/30/2006                1,428,556
                12/31/2006                1,610,522

     (q) Section 5.04(c) be deleted in its entirety and replaced with the following:

               "(c) EBITDA. Shall not permit EBITDA for the four fiscal quarters of the Borrower immediately preceding any date set forth below to be less than the amount set forth under the heading "Amount" corresponding to such date:

                   Date                   Amount
                   -----                  ------
                12/31/1999               $ (33,400,000)
                06/30/2000               $ (65,781,000)
                12/31/2000               $ (99,000,000)
                06/30/2001               $(104,973,000)
                12/31/2001               $ (94,147,000)
                06/30/2002               $ (70,976,000)
                12/31/2002               $ (18,000,000)
                06/30/2003               $  63,982,000
                12/31/2003               $ 106,506,000
                06/30/2004               $ 174,099,000
                12/31/2004               $ 254,406,000
                06/30/2005               $ 332,296,000
                12/31/2005               $ 404,196,000
                06/30/2006               $ 482,098,000
                12/31/2006               $ 543,904,000

     (r) Section 5.04(d) be deleted in its entirety and replaced with the following:
               "(d) Total Debt to Contributed Capital. Shall not permit the
                    ---------------------------------
               ratio of (i) Total Debt outstanding as of any date of determination to (ii) Contributed Capital as of such date of determination to be greater than the ratio corresponding to the date set forth below on or at any time during the 12 months immediately preceding such date:

                   Date                 Ratio
                   ----                 -----
                12/31/1999              4.50x
                12/31/2000              2.50x
                12/31/2001              2.50x
                12/31/2002              2.50x
                12/31/2003              2.50x
                12/31/2004              2.50x
                12/31/2005              2.50x
                12/31/2006              2.50x

     (s) Section 5.04(e) be deleted in its entirety and replaced with the following:

               "(e) Total Secured Debt to Contributed Capital. Shall not permit
                    -----------------------------------------
               the ratio of (i) Total Debt owed by the Borrower secured by Shared Liens outstanding as of any date of determination to (ii) Contributed Capital as of such date of determination to be greater than the ratio corresponding to the date set forth below on or immediately preceding such date:

                   Date                 Ratio
                   ----                 -----
                12/31/1999              2.00x
                06/30/2000              1.75x
                12/31/2000              1.75x
                06/30/2001              1.75x
                12/31/2001              1.75x
                06/30/2002              1.75x
                12/31/2002              1.75x
                06/30/2003              1.75x
                12/31/2003              1.75x
                06/30/2004              1.75x
                12/31/2004              1.75x
                06/30/2005              1.75x
                12/31/2005              1.75x
                06/30/2006              1.75x
                12/31/2006              1.75x

     (t) Section 5.04(f) be deleted in its entirety and replaced with the following:
               "(f) Total Secured Debt to EBITDA (Cash Flow multiple). Shall not
                    ------------------------------------------------
               permit the ratio of (i) Total Debt owed by the Borrower secured by Shared Liens outstanding at of any date of determination to
               (ii) EBITDA for the four consecutive fiscal quarters of the Borrower most recently ended on or prior to such date of determination to exceed the ratio corresponding to the date set forth below on or immediately proceeding such date of determination:

                   Date               Ratio
                   ----               -----
                12/31/2002             N/A
                06/30/2003             6.06x
                12/31/2003             3.90x
                06/30/2004             2.30x
                12/31/2004             1.30x
                06/30/2005             0.80x
                12/31/2005             0.40x
                06/30/2006             0.30x
                12/31/2006             0.20x

     (u) Section 5.04(g) be deleted in its entirety and replaced with the following:

               "(g) EBITDA to Total Cash Debt Service (Debt service coverage
                    --------------------------------------------------------
               ratio). Permit the ratio of (i) EBITDA for the four consecutive
               -----
               fiscal quarters ending on any of the dates set forth below to
               (ii) Total Cash Debt Service for the same period to be less than the ratio set forth below opposite such date:

                   Date               Ratio
                   ----               -----
                12/31/2002            N/A
                06/30/2003            0.58x
                12/31/2003            0.62x
                06/30/2004            1.05x
                12/31/2004            1.40x
                06/30/2005            1.50x
                12/31/2005            2.00x
                06/30/2006            3.00x
                12/31/2006            3.65x

     (v) Section 5.02(f) be deleted in its entirety and replaced with the following:
               "(f) Other Business. Engage or permit any Subsidiary to engage, directly or indirectly, in any business other than the offering of data, voice or video services in the Territory, whether as a competitive access provider, a competitive local exchange carrier, Internet access provider or provider of enhanced Internet services."

     (w) The signature page be amended by deleting the words "(plus undrawn Tranche A Commitments at the Tranche A Termination Date)" from the Tranche B Commitment language set forth opposite Lucent's name thereon.

3. We hereby request that the Administrative Agent under each Credit Agreement waive:

     (a) until April 30, 2000 the requirements of Sections 5.01(k) and 5.02(k)(viii)(B) of such Credit Agreement (and any Default pursuant to Section 6.01(c) caused by the failure to fulfill such requirements) with respect to Investments made by the Borrower and its Subsidiaries pursuant to Section 5.02(k)(viii)(B) in Tellink S.A. and Eritown, S.A.;

     (b) with respect to any Borrowing under such Credit Agreement occurring prior to April 30, 2000, the requirements of the last sentence of
          Section 2.13;

     (c) until April 30, 2000 any misrepresentation under Section 4.01(bb) of such Credit Agreement (and any Default pursuant to Section 6.01(b) caused by such misrepresentation) due to the existence of undisclosed taxes, levies, imposts, deductions, charges or withholdings imposed, levied or made by or in Uruguay or any political subdivision or taxing authority thereof or therein.

4.   We hereby request that Ericsson acknowledge that the requirements of
Section 3.03(h) and 3.03(i)(viii) (with respect to the Ericsson Credit Agreement) and Lucent acknowledge that the requirements of Section 3.01(h) and 3.01(i)(viii) (with respect to the Lucent Credit Agreement) do not include the execution and delivery of (i) a pledge of accounts receivable by Diveo do Brasil Telecomunicacoes Ltda. (or the creation and perfection of any Liens contemplated thereunder) or (ii) an agreement executed by Diginet Peru Sociedad Comercial de Responsabilidad Limitada pledging, conveying or otherwise granting Liens upon substantially all of its assets (or the creation and perfection of any Liens contemplated thereunder). We hereby further request that each Administrative Agent waive our obligation set forth in paragraph 4 of Waiver and Amendment No. 1 to the Credit Agreements dated as of January 14, 2000 with respect to the documents described in clauses (i) and (ii) of the immediately preceding sentence; we agree to execute and deliver such documents described prior to April 30, 2000 or the obligation of the Lenders to make Advances under each Credit Agreement shall terminate. We hereby further request that Lucent waive our noncompliance with the requirement of Section 2.03(d) under the Lucent Credit Agreement to pay the Tranche A Facility Fee on the Tranche A

Effective Date, provided that we shall have made payment of the Tranche A Facility Fee to Lucent on or before the date hereof.

5. We hereby acknowledge and consent that Harris Corporation and its Affiliates shall be considered an "Eligible Assignee" for purposes of each Credit Agreement and Ericsson or Lucent, as the case may be, may assign to said party a portion of its rights and obligations under such Credit Agreement in accordance with Section 8.07 thereof.

6. We hereby agree with Ericsson and Lucent that the amendments set forth in items 1(m) through (u) (inclusive) and in items 2(m) through (u) (inclusive), respectively, shall cease to be effective if, within 15 days after the date hereof, the Parent fails to raise at least $125,000,000 of cash equity capital in excess of the cash equity capital raised by it prior to the date hereof.

7. This Waiver and Amendment No. 2 shall become effective as of the date first above written when, and only when, on or before March 29, 2000, the Administrative Agent under each Credit Agreement shall have received counterparts of this Waiver and Amendment No. 2 executed by the Required Lenders or, as to any of the Lenders, advice satisfactory to such Administrative Agent that such Lender has executed this Waiver and Amendment No. 2. With respect to each Credit Agreement, this Waiver and Amendment No. 2 is subject to the provisions of Section 8.01 of such Credit Agreement.

8. Each Credit Agreement, except to the extent of the waivers and amendments specifically provided above, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Waiver and Amendment No. 2 shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Party under any Credit Agreement, nor constitute a waiver of any provision of any Credit Agreement.

9. On and after the effectiveness of this Waiver and Amendment No. 2, each reference in each Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to such Credit Agreement, and each reference in each of the other Loan Documents relating to such Credit Agreement to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to such Credit Agreement, shall mean and be a reference to such Credit Agreement, as amended by this Waiver and Amendment No. 2.

10. If you agree to the terms and provisions of this Waiver and Amendment No. 2, please evidence such agreement by executing and returning at least two counterparts of this Waiver and Amendment No. 2 to each of (i) Nicole Jerabek at Shearman & Sterling, 599 Lexington Avenue, New York, NY 10022 (Telecopier: (212) 848-7179; Telephone: (212) 848-4835) and (ii) George Schoen at Cravath, Swaine & Moore, 825 Eighth Avenue, New York, NY 10019 (Telecopier: (212) 474-3700; Telephone (212) 474-1740).

11. This Waiver and Amendment No. 2 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Waiver and

Amendment No. 2 by telecopier shall be effective as delivery of a manually executed counterpart of this Waiver and Amendment No. 2.

12. This Waiver and Amendment No. 2 shall be governed by, and construed in accordance with, the laws of the State of New York.


                              DIVEO, INC.


                              By ______________________________________
                                 Name:
                                 Title:

Agreed as of the date first above written:





ERICSSON CREDIT AB


By________________________
  Name:
  Title:

LUCENT TECHNOLOGIES INC.


By________________________
  Name:
  Title:

                                    CONSENT

          EACH OF THE UNDERSIGNED, as of the date of the foregoing Amendment, consents to such Amendment and confirms and agrees that notwithstanding the effectiveness of such Amendment and any prior amendments to the Credit Agreement, the Guaranties and each other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment, each reference in each such Loan Document to the "Credit Agreement", "thereunder", "thereof" or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Amendment and all prior amendments thereto.


DIGINET ARGENTINA, INC.                       DIGINET BRAZIL, INC.


By_________________________                   By_________________________
Title:                                          Title:

DIGINET COLOMBIA, INC.                        DIGINET PANAMA INC.


By_________________________                   By_________________________
 Title:                                         Title:

DIGINET VENTURES/MEGALINK, INC.               DIGINET PERU INC.


By_________________________                   By_________________________
 Title:                                       Title:

DIGINET ARGENTINA S.A.                        DIGINET COMUTACAO DIGITAL LTDA.


By_________________________                   By_________________________
 Title:                                         Title:


DIVEO DO BRASIL                               DIGINET TELECOMUNICACIONES DE
TELECOMUNICACOES LTDA.                        PANAMA S.A.

By_________________________                   By_________________________
 Title:                                         Title:

DIGINET PERU SOCIEDAD COMERCIAL DE
RESPONSIBILIDA LIMITADA


By_________________________
 Title: